SUBJECT TO REVISION

COMPUTATIONAL MATERIALS

TERM SHEET

April [20], 2006

$[531,476,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2006-HE4

CLASS A3, A4, A5, A6, M1, M2, M3, M4, M5, M6, M7 AND M8 CERTIFICATES

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2006-HE4

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

New Century Mortgage Corp.
Mortgage Originator

Servicer

**Subject to Revision**

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES NC 2006-HE4

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-131465.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Structure Summary

Asset Backed Securities Corporation Home Equity Loan Trust,
Series NC 2006-HE4

Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F/D(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A3(3)	171,775,000	Senior / FLT	AAA/Aaa/AAA/AAA	1	1	22
A4(3)	49,120,000	Senior / FLT	AAA/Aaa/AAA/AAA	2	22	26
A5(3)	101,000,000	Senior / FLT	AAA/Aaa/AAA/AAA	3.25	26	76
A6(3)	23,196,000	Senior / FLT	AAA/Aaa/AAA/AAA	6.33	76	76
M1(3)	87,283,000	Mezz / FLT	AA/Aa2/AA/AA	4.15	41	72
M2(3)	25,003,000	Mezz / FLT	AA-/Aa3/AA-/AA(low)	6.31	72	76
M3(3)	17,729,000	Mezz / FLT	A+/A1/A+/A(high)	4.45	40	76
M4(3)	16,820,000	Mezz / FLT	A/A2/A/A	4.42	39	76
M5(3)	10,456,000	Mezz / FLT	A-/A3/A-/A(low)	4.41	39	76
M6(3)	11,365,000	Mezz / FLT	BBB+/Baa1/BBB+/BBB(high)	4.39	38	76
M7(3)	6,819,000	Mezz / FLT	BBB/Baa2/BBB/BBB	4.38	38	76
M8(3)	10,910,000	Mezz / FLT	BBB-/Baa3/BBB-/BBB(low)	4.38	38	76
Total	531,476,000

Non-Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F/D(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A1(3)	153,485,000	Senior / FLT	AAA/Aaa/AAA/AAA	2.14	1	76
A1A(3)	17,053,000	Senior / FLT	AAA/Aaa/AAA/AAA	2.14	1	76
A2(3)	173,090,000	Senior / FLT	AAA/Aaa/AAA/AAA	2.15	1	76
M9(3)	11,365,000	Mezz / FLT	BB+/Ba1/BB+/BB(high)	4.36	37	76
M10(3)	9,092,000	Mezz / FLT	BB/Ba2/BB/BB	4.2	37	76
Total	364,085,000

(1)

Standard & Poor’s, Moody’s, Fitch Ratings and DBRS.

(2)

To 10% Optional Redemption at the Pricing Speed.

(3)

The Certificates will accrue interest at a rate based on LIBOR plus a margin, subject to the related Net WAC Cap Rate.  The margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by 1.5x after the first Distribution Date on which the Optional Redemption is exercisable, subject to the Maximum Cap Rate.

Summary of Terms

Cut-off Date:	April [1], 2006
Expected Pricing:	On or about April [25], 2006
Mortgage Originator:	New Century Mortgage Corporation
Issuer:	Asset Backed Securities Corporation Home Equity Loan Trust, Series NC 2006-HE4
Depositor:	Asset Backed Securities Corporation
Seller:	DLJ Mortgage Capital, Inc.
Expected Settlement:	On or about April [28], 2006 (the “Closing Date")
Legal Final Maturity:	[May 25, 2036]
Servicer:	Select Portfolio Servicing, Inc.
Custodian:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Lead Underwriter:	Credit Suisse Securities (USA) LLC
Co-Manager:	TBD
Swap Counterparty:	Credit Suisse International (CSi)
Swap Counterparty Rating:	CSi Credit Ratings Rating Standard & Poor’s Fitch Moody’s Short-Term [A-1] [F1+] [P-1] Long-Term [A+] [AA-] [Aa3]
Record Date:	With respect to any Distribution Date, for each class of Offered Certificates, will be the business day immediately preceding the Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing on May 25, 2006.
Interest Accrual:

Interest on each class of Certificates will accrue for each period beginning on the prior Distribution Date and ending the day preceding the current Distribution Date; or in the case of the first accrual period from the Closing Date to the day preceding the first Distribution Date.  Interest will be paid on the basis of the actual number of days during the accrual period, with a 360-day year.

ERISA:

All of the Offered Certificates are expected to be ERISA eligible.  During the period the Swap Agreement is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or fiduciary making the investment decisions on behalf of the plan.  Other classes may not be ERISA eligible.

SMMEA:	No Class of Offered Certificates is expected to be SMMEA eligible.
Tax Status:	Multiple REMICs for federal income tax purposes.
Servicing Fee Rate:	The servicing fee rate of 0.50% per annum will be paid before current interest on all Certificates.
Loan Performance Advisor:	Office Tiger Global Real Estate Services (f/k/a MortgageRamp, Inc.)
Loan Performance Advisor Fee Rate:	The Loan Performance Advisor Fee Rate of 0.015% per annum (“LPA Fee”) will be paid before current interest on all Certificates.
Trustee Fee:	Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.
Administrative Fee Rate:	The sum of the Servicing Fee Rate (0.50% per annum) and Loan Performance Advisor Fee Rate (0.015% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Redemption:

The holder of the majority interest in the Class X Certificates (if such certificateholder is not an affiliate of the Depositor or the Seller) will (subject to the terms of the Pooling Agreement) have the option to direct the Servicer to purchase all of the Mortgage Loans and thereby effect the early retirement of the certificates and terminate the Trust, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On any such Distribution Date, if the holder of the majority interest in the Class X Certificates does not exercise its option to purchase all of the Mortgage Loans, the right to purchase the Mortgage Loans will pass to the Servicer.

Prepayment Period:

With respect to any Distribution Date and (i) principal payments in full, will be the period commencing on the 16th day in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the calendar month in which such Distribution Date falls and (ii) principal payments in part, will be the calendar month preceding the month in which such Distribution Date falls.

Credit Enhancement:	Excess Interest. Net Swap Payments received from the Swap Provider (if any). Overcollateralization ("OC"). Subordination.
Initial Overcollateralization Target Percentage:	Approximately [1.50]%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.

Certificate Rating:

It is a condition to the issuance of the Certificates that they receive the following ratings:

[Class / Rating Agency

S&P

Moody’s

Fitch

DBRS

A1

AAA

Aaa

AAA

AAA

A1A

AAA

Aaa

AAA

AAA

A2

AAA

Aaa

AAA

AAA

A3

AAA

Aaa

AAA

AAA

A4

AAA

Aaa

AAA

AAA

A5

AAA

Aaa

AAA

AAA

A6

AAA

Aaa

AAA

AAA

M1

AA

Aa2

AA

AA

M2

AA-

Aa3

AA-

AA (low)

M3

A+

A1

A+

A (high)

M4

A

A2

A

A

M5

A-

A3

A-

A (low)

M6

BBB+

Baa1

BBB+

BBB (high)

M7

BBB

Baa2

BBB

BBB

M8

BBB-

Baa3

BBB-

BBB (low)

M9

BB+

Ba1

BB+

BB (high)

M10

BB

Ba2

BB

BB]

Registration:	Book-entry form through DTC, Clearstream and Euroclear.
P&I Advances:

Unless the Servicer determines that any proposed advance is not recoverable from future payments or collections on the related mortgage loan, the Servicer will be required to advance scheduled payments of principal and interest on such mortgage loan if such scheduled payment is not received.

Compliance:

It is expected that no mortgage loan will be subject to the Home Ownership Equity Protection Act (Section 32 Loans) or will be in violation of any comparable local, state or federal law.   It is expected that all mortgage loans will have been originated in accordance with applicable local, state or federal law, and will not be considered “High Cost” or “covered”, as defined in the applicable local, state or federal predatory and abusive lending laws.  The Seller and Originator will make representations and warranties to the Trust to this effect.

Pricing Speed:

Fixed Rate:

115% PPC: (100% PPC: 4% - 20% CPR over 12 months, remaining at 20% CPR thereafter.)

ARM:

100% PPC: (100% PPC: 4% - 28% CPR over 12 months, remaining at 28% CPR until month 24, remaining at 55% CPR from month 25 to 28, remaining at 35% CPR thereafter.)

Certificates:

Group I Certificates:

Class A1 and Class A1A Certificates

Group II Certificates:

Class A2 Certificates

Group III Certificates:

Class A3, Class A4, Class A5 and Class A6 Certificates

Class A Certificates:

Class A1, Class A1A, Class A2, Class A3, Class A4, Class A5 and Class A6 Certificates

Class M Certificates:

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Certificates

Offered Certificates:

Class A3, Class A4, Class A5, Class A6 and Class M Certificates, except the Class M9 and Class M10 Certificates

Non-Offered Certificates:

Class A1, Class A1A, Class A2, Class M9 and Class M10 Certificates

Retained Certificates:

Class R, Class X and Class P Certificates

Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero after allocation of the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount (assuming for this purpose prior to the Stepdown Date) and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Class A Initial Credit Enhancement Percentage.

Credit Enhancement:

Enhancement Percentages
	Class A	Class M1	Class M2	Class M3	Class M4	Class M5
Initially
(as % of the aggregate original principal balance)
Subordination	22.75%	13.15%	10.40%	8.45%	6.60%	5.45%
Ov ercollateralization	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Total Enhancement	24.25%	14.65%	11.90%	9.95%	8.10%	6.95%
After Anticipated Stepdown
(as % of the aggregate outstanding principal balance)
Subordination	45.50%	20.80%	20.80%	16.90%	13.20%	10.90%
Ov ercollateralization	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%
Total Enhancement	48.50%	23.80%	23.80%	19.90%	16.20%	13.90%
	Class M6	Class M7	Class M8	Class M9	Class M10
Initially
(as % of the aggregate original principal balance)
Subordination	4.20%	3.45%	2.25%	1.00%	0.00%
Ov ercollateralization	1.50%	1.50%	1.50%	1.50%	1.50%
Total Enhancement	5.70%	4.95%	3.75%	2.50%	1.50%
After Anticipated Stepdown
(as % of the aggregate outstanding principal balance)
Subordination	8.40%	6.90%	4.50%	2.00%	0.00%
Ov ercollateralization	3.00%	3.00%	3.00%	3.00%	3.00%
Total Enhancement	11.40%	9.90%	7.50%	5.00%	3.00%

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date will be the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal payments received during the related Prepayment Period) over (ii) the sum of the aggregate Certificate Principal Balances of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payment, if any, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by  excess interest and overcollateralization.  If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A and Class M Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period such excess (the “Realized Loss Amount”) will be allocated in the following order: Class M10 Certificates, Class M9 Certificates, Class M8 Certificates, Class M7 Certificates, Class M6 Certificates, Class M5 Certificates, Class M4 Certificates, Class M3 Certificates, Class M2 Certificates and Class M1 Certificates.  In addition, if the aggregate certificate principal balance of the Class A1 and the Class A1A Certificates exceeds the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period such excess will be allocated to the Class A1A Certificates.  There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates (other than the Class A1A Certificates) and the Class P Certificates.  Investors in the Class A Certificates (other than the Class A1A Certificates) should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M or Class A1A Certificates, such amounts with respect to such Certificates will no longer accrue interest.  However, the amount of any Realized Losses allocated to the Class M or Class A1A Certificates may be distributed to the holders of those certificates from Net Monthly Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement, as long as the related class of Certificates is outstanding.

Net WAC Rate Cap:

Class A Certificates:  The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans in the related loan group minus (y) the Net Swap Payment made to the Swap Provider, if any, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made to the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans (the “Net Swap Payment Rate”).

Class M Certificates:  The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates), of (i) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans, (ii) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans and (iii) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group III Mortgage Loans minus (y) the Net Swap Payment Rate.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

The Maximum Cap Rate for any Distribution Date and each class of Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans.

Coupon Step-up:

On the Distribution Date after the earliest date on which the Optional Redemption can be exercised, the margin on the Class A Certificates will double and the margin on the Class M Certificates will increase by 1.5 times.

Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap.  The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table on Page 14. The Swap Agreement notional amount is determined as follows:

(1)

if the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date.

(2)

if the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

(3)

if the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.30%] (per annum) (30/360 accrual) on the product of (i) the Swap Agreement notional amount for the related period and (ii) 100.0000, and the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the product of (i) the Swap Agreement notional amount for the related period and (ii) 100.0000, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  Unless terminated earlier, the Swap Agreement expires on the Distribution Date occurring in [April 2011].

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Servicer or the Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Redemption); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Class A Principal Distribution Amount:

Prior to the Stepdown Date, or if a Trigger Event is in effect, each of the Class A Certificates will receive the principal collected on the related Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.  On or after the Stepdown Date, if no Trigger Event is in effect, principal distributed on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Class A Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group I Certificates will be allocated pro rata, based on their certificate principal balances, until their certificate principal balances have been reduced to zero; provided however, that on any Distribution Date on or after which a Sequential Trigger Event is in effect or if the Class M Certificates have been reduced to zero and the excess interest and overcollateralization amounts for such Distribution Date are insufficient to cover Realized Losses on the Group I Mortgage Loans, principal distributions will be allocated first to the Class A1 Certificates until their certificate principal balances have been reduced to zero and then to the Class A1A Certificates until their certificate principal balances have been reduced to zero.

Principal distributions on the Group II Certificates will be allocated to the Class A2 Certificates until their certificate principal balances have been reduced to zero.

Principal distributions on the Group III Certificates will be allocated sequentially to the Class A3, Class A4, Class A5 and Class A6 Certificates, in that order, until the certificate principal balances thereof have been reduced to zero; provided however, that on any Distribution Date on or after which the Class M Certificates have been reduced to zero and the excess interest and overcollateralization amounts are insufficient to cover Realized Losses on the Group III Mortgage Loans, principal distributions will be allocated pro rata to the Class A3, Class A4, Class A5 and Class A6 Certificates their pro rata portion of the Group III principal distribution amount until their certificate principal balances have been reduced to zero.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I, Group II or Group III Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed pro rata to the group of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class A1A Certificates:

The Class A1A Certificates will act as first loss certificates for the Group I Certificates.  In the event that losses reach the Class A Certificates, the losses allocated to the Group I Certificates will be absorbed by the Class A1A Certificates.

Class M Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date or if a Trigger Event is in effect.  On or after the Stepdown Date, if no Trigger Event is in effect, principal will be distributed on the Class M Certificates in the following order:  to the Class M1 and Class M2 Certificates, sequentially, such that both the Class M1 and Class M2 Certificates will have at least [23.80]% credit enhancement, to the Class M3 Certificates such that the Class M3 Certificates will have at least [19.90]% credit enhancement, to the Class M4 Certificates such that the Class M4 Certificates will have at least [16.20]% credit enhancement, to the Class M5 Certificates such that the Class M5 Certificates will have at least [13.90]% credit enhancement, to the Class M6 Certificates such that the Class M6 Certificates will have at least [11.40]% credit enhancement, to the Class M7 Certificates such that the Class M7 Certificates will have at least [9.90]% credit enhancement, to the Class M8 Certificates such that the Class M8 Certificates will have at least [7.50]% credit enhancement, to the Class M9 Certificates such that the Class M9 Certificates will have at least [5.00]% credit enhancement and to the Class M10 Certificates such that the Class M10 Certificates will have at least [3.00]% credit enhancement.

If a Trigger Event is in effect, principal distributions will be made sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.
Delinquency Trigger Event:

If the percentage obtained by dividing  (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of certificates then outstanding.  In the case of the Class A Certificates, the percentage will be [33.00]%.

Sequential Trigger Event:

A Sequential Trigger Event is in effect on any Distribution Date if cumulative realized losses as a percentage of the mortgage loans, as of the Cut-off Date are greater than:

Distribution Date

Percentage

May 2006 – April 2008

[1.30%]

May 2008 – April 2009

[1.30%] for the first month, plus an additional 1/12th of the positive difference between [2.90%] and [1.30%]  for each month thereafter.

A Sequential Trigger Event is in effect on any date after the Distribution Date in April 2009 if a Trigger Event is in effect.

Cumulative Loss Test:

If the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the last day of the related due period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date –Update

Percentage

May 2008 – April 2009

[1.30%] for the first month, plus an additional 1/12th of [1.60%] for each month thereafter.

May 2009 – April 2010

[2.90%] for the first month, plus an additional 1/12th of [1.70%] for each month thereafter.

May 2010 – April 2011

[4.60%] for the first month, plus an additional 1/12th of [1.30%] for each month thereafter.

May 2011 – April 2012

[5.90%] for the first month, plus an additional 1/12th of [0.75%] for each month thereafter.

May 2012 and thereafter

[6.65%]

Payment Priority:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment owed to the Swap Provider, unless the swap provider is the defaulting party under the Swap Agreement, and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Class M Certificates in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, Unpaid Interest Shortfalls and Unpaid Realized Losses, in that order, to the Class A1A Certificates and then sequentially to the Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates sequentially, in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, Swap Termination Payments owed to the Swap Provider, if the Swap Provider is the defaulting party under the Swap Agreement.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class X Certificates in accordance with the Pooling and Servicing Agreement.

From Net Swap Payments made by the Swap Provider:

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A Certificates remaining unpaid pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates remaining unpaid sequentially, in the same order of priority as described above.

From the Swap Account, to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount; provided however, that the amounts distributable pursuant to this clause will not exceed the amount of cumulative Realized Losses since the Cut-Off Date.

From the Swap Account, to pay any unpaid Realized Losses remaining on the Class A1A Certificates and then sequentially to the Class M Certificates.

Swap Schedule

Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)
1	8,910,157.86	8,910,157.86	21	4,299,287.36	5,858,550.60	41	453,832.21	579,201.39
2	8,803,076.55	8,841,329.64	22	4,097,053.69	5,675,006.55	42	430,957.05	539,318.37
3	8,670,537.42	8,761,562.17	23	3,904,378.86	5,497,039.93	43	374,167.52	479,140.34
4	8,512,699.19	8,670,997.47	24	3,628,806.25	5,281,670.54	44	358,820.17	460,559.04
5	8,329,926.46	8,569,756.61	25	3,198,523.36	4,994,647.97	45	340,954.64	432,175.73
6	8,122,823.43	8,458,036.18	26	2,824,519.70	4,723,717.67	46	325,431.25	409,993.13
7	7,894,531.44	8,336,080.41	27	2,499,026.22	4,467,945.69	47	312,183.10	394,081.88
8	7,646,948.86	8,204,193.82	28	2,258,812.56	4,226,453.23	48	299,408.07	378,595.41
9	7,381,191.51	8,062,712.00	29	2,223,222.45	3,998,413.30	49	287,089.21	363,522.43
10	7,098,829.01	7,911,954.98	30	2,105,198.98	3,810,412.55	50	275,210.16	348,851.95
11	6,802,266.39	7,752,321.49	31	1,993,801.65	3,682,612.28	51	263,755.17	334,573.26
12	6,501,965.40	7,584,239.39	32	1,888,574.14	3,556,884.76	52	252,709.04	320,675.95
13	6,214,650.20	7,408,209.36	33	1,789,157.76	3,435,289.70	53	242,057.14	307,149.87
14	5,939,756.47	7,225,652.85	34	1,709,566.13	3,316,987.83	54	231,785.35	293,985.16
15	5,676,744.48	7,037,387.70	35	1,288,323.56	2,363,934.90	55	221,880.08	281,172.20
16	5,425,098.10	6,843,943.89	36	548,607.35	699,372.88	56	212,325.01	268,696.08
17	5,184,323.68	6,645,970.88	37	528,114.70	672,451.53	57	203,100.66	256,535.60
18	4,953,878.05	6,444,424.36	38	508,412.58	647,774.52	58	194,200.58	244,691.97
19	4,730,052.92	6,243,076.24	39	489,465.69	623,889.69	59	185,618.72	233,166.76
20	4,509,318.23	6,047,847.02	40	471,249.12	601,214.51	60	177,343.41	221,950.23

Bond Sensitivity Tables

To Call

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.67	4.39	2.65	2.14	1.31	1.17	1.05
Mod Durn	12.74	3.63	2.36	1.95	1.25	1.12	1.01
Principal Window	1 - 359	1 - 161	1 - 94	1 - 76	1 - 30	1 - 26	1 - 25

Class A1A

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.67	4.39	2.65	2.14	1.31	1.17	1.05
Mod Durn	12.67	3.62	2.36	1.95	1.25	1.12	1.01
Principal Window	1 - 359	1 - 161	1 - 94	1 - 76	1 - 30	1 - 26	1 - 25

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.51	4.42	2.67	2.15	1.31	1.17	1.05
Mod Durn	12.69	3.65	2.38	1.95	1.25	1.12	1.01
Principal Window	1 - 359	1 - 161	1 - 94	1 - 76	1 - 30	1 - 26	1 - 25

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	17.69	1.67	1.15	1.00	0.75	0.67	0.61
Mod Durn	11.13	1.58	1.10	0.96	0.73	0.65	0.59
Principal Window	1 - 306	1 - 37	1 - 25	1 - 22	1 - 16	1 - 14	1 - 12

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	26.67	3.59	2.23	2.00	1.48	1.28	1.14
Mod Durn	14.45	3.25	2.09	1.89	1.41	1.23	1.09
Principal Window	306 - 333	37 - 50	25 - 30	22 - 26	16 - 20	14 - 17	12 - 15

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.56	7.52	4.32	3.25	1.98	1.79	1.59
Mod Durn	15.03	6.06	3.79	2.94	1.87	1.69	1.52
Principal Window	333 - 359	50 - 161	30 - 94	26 - 76	20 - 27	17 - 25	15 - 24

Class A6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.91	13.41	7.83	6.33	2.36	2.11	2.01
Mod Durn	14.92	9.53	6.36	5.33	2.20	1.98	1.89
Principal Window	359 - 359	161 - 161	94 - 94	76 - 76	27 - 30	25 - 26	24 - 25

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.51	7.53	4.52	4.15	3.78	3.08	2.70
Mod Durn	14.77	6.06	3.95	3.69	3.39	2.81	2.49
Principal Window	333 - 359	52 - 154	38 - 90	41 - 72	38 - 48	31 - 39	28 - 34

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.91	13.38	7.81	6.31	3.99	3.24	2.83
Mod Durn	14.77	9.46	6.32	5.30	3.56	2.95	2.60
Principal Window	359 - 359	154 - 161	90 - 94	72 - 76	48 - 48	39 - 39	34 - 34

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.21	4.45	3.33	2.72	2.42
Mod Durn	14.57	6.78	4.43	3.88	3.01	2.51	2.25
Principal Window	333 - 359	52 - 161	38 - 94	40 - 76	36 - 48	30 - 39	27 - 34

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.21	4.42	3.24	2.66	2.39
Mod Durn	14.52	6.77	4.43	3.86	2.93	2.45	2.22
Principal Window	333 - 359	52 - 161	38 - 94	39 - 76	35 - 48	29 - 39	26 - 34

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.21	4.41	3.18	2.60	2.35
Mod Durn	14.38	6.74	4.41	3.84	2.88	2.39	2.18
Principal Window	333 - 359	52 - 161	37 - 94	39 - 76	34 - 48	28 - 39	26 - 34

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.20	4.39	3.14	2.58	2.35
Mod Durn	13.59	6.58	4.34	3.77	2.82	2.35	2.16
Principal Window	333 - 359	52 - 161	37 - 94	38 - 76	33 - 48	27 - 39	26 - 34

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.20	4.38	3.11	2.54	2.35
Mod Durn	13.44	6.55	4.32	3.75	2.79	2.32	2.16
Principal Window	333 - 359	52 - 161	37 - 94	38 - 76	33 - 48	27 - 39	26 - 34

Class  M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.20	4.38	3.08	2.54	2.33
Mod Durn	12.13	6.26	4.20	3.66	2.71	2.28	2.11
Principal Window	333 - 359	52 - 161	37 - 94	38 - 76	32 - 48	27 - 39	25 - 34

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.84	5.20	4.36	3.06	2.54	2.30
Mod Durn	11.64	6.14	4.14	3.60	2.67	2.27	2.07
Principal Window	333 - 359	52 - 161	37 - 94	37 - 76	31 - 48	27 - 39	25 - 34

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.53	5.01	4.20	2.93	2.44	2.25
Mod Durn	11.64	6.02	4.04	3.50	2.57	2.19	2.03
Principal Window	333 - 359	52 - 161	37 - 94	37 - 76	31 - 48	26 - 39	25 - 34

Bond Sensitivity Tables

To Maturity

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.67	4.70	2.86	2.30	1.31	1.17	1.05
Mod Durn	12.74	3.76	2.49	2.05	1.25	1.12	1.01
Principal Window	1 - 359	1 - 324	1 - 217	1 - 170	1 - 30	1 - 26	1 - 25

Class A1A

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.67	4.70	2.86	2.30	1.31	1.17	1.05
Mod Durn	12.67	3.75	2.48	2.05	1.25	1.12	1.01
Principal Window	1 - 359	1 - 324	1 - 217	1 - 170	1 - 30	1 - 26	1 - 25

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.51	4.76	2.90	2.31	1.31	1.17	1.05
Mod Durn	12.69	3.79	2.51	2.06	1.25	1.12	1.01
Principal Window	1 - 359	1 - 330	1 - 224	1 - 174	1 - 30	1 - 26	1 - 25

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	17.69	1.67	1.15	1.00	0.75	0.67	0.61
Mod Durn	11.13	1.58	1.10	0.96	0.73	0.65	0.59
Principal Window	1 - 306	1 - 37	1 - 25	1 - 22	1 - 16	1 - 14	1 - 12

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	26.67	3.59	2.23	2.00	1.48	1.28	1.14
Mod Durn	14.45	3.25	2.09	1.89	1.41	1.23	1.09
Principal Window	306 - 333	37 - 50	25 - 30	22 - 26	16 - 20	14 - 17	12 - 15

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.56	7.52	4.32	3.25	1.98	1.79	1.59
Mod Durn	15.03	6.06	3.79	2.94	1.87	1.69	1.52
Principal Window	333 - 359	50 - 164	30 - 95	26 - 77	20 - 27	17 - 25	15 - 24

Class A6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.91	18.66	11.31	8.97	2.36	2.11	2.01
Mod Durn	14.92	11.63	8.32	7.00	2.20	1.98	1.89
Principal Window	359 - 359	164 - 331	95 - 226	77 - 176	27 - 30	25 - 26	24 - 25

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.51	7.53	4.52	4.15	4.18	3.42	2.97
Mod Durn	14.77	6.06	3.95	3.69	3.70	3.09	2.72
Principal Window	333 - 359	52 - 154	38 - 90	41 - 72	38 - 71	31 - 58	28 - 50

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.91	17.57	10.54	8.37	7.48	6.17	5.23
Mod Durn	14.77	11.15	7.89	6.63	6.07	5.18	4.50
Principal Window	359 - 359	154 - 301	90 - 193	72 - 151	71 - 124	58 - 103	50 - 87

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.69	5.76	4.86	3.62	2.97	2.62
Mod Durn	14.57	7.13	4.75	4.15	3.23	2.70	2.41
Principal Window	333 - 359	52 - 262	38 - 161	40 - 127	36 - 84	30 - 69	27 - 59

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.64	5.72	4.81	3.51	2.88	2.58
Mod Durn	14.52	7.10	4.73	4.11	3.14	2.63	2.37
Principal Window	333 - 359	52 - 251	38 - 153	39 - 121	35 - 80	29 - 66	26 - 56

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.58	5.68	4.76	3.43	2.81	2.52
Mod Durn	14.38	7.06	4.69	4.07	3.07	2.56	2.32
Principal Window	333 - 359	52 - 239	37 - 144	39 - 114	34 - 75	28 - 61	26 - 52

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.51	5.62	4.71	3.36	2.76	2.50
Mod Durn	13.59	6.85	4.58	3.97	2.99	2.50	2.29
Principal Window	333 - 359	52 - 229	37 - 137	38 - 109	33 - 71	27 - 58	26 - 50

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.43	5.57	4.66	3.31	2.71	2.48
Mod Durn	13.44	6.79	4.54	3.93	2.94	2.45	2.27
Principal Window	333 - 359	52 - 216	37 - 129	38 - 102	33 - 66	27 - 54	26 - 46

Class M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.32	5.49	4.60	3.23	2.67	2.44
Mod Durn	12.13	6.43	4.35	3.79	2.82	2.38	2.19
Principal Window	333 - 359	52 - 207	37 - 123	38 - 98	32 - 63	27 - 52	25 - 44

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	9.06	5.33	4.45	3.13	2.60	2.35
Mod Durn	11.64	6.22	4.21	3.66	2.72	2.31	2.11
Principal Window	333 - 359	52 - 189	37 - 111	37 - 89	31 - 57	27 - 47	25 - 40

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.60	8.53	5.01	4.20	2.93	2.44	2.25
Mod Durn	11.64	6.02	4.04	3.50	2.57	2.19	2.03
Principal Window	333 - 359	52 - 161	37 - 94	37 - 76	31 - 48	26 - 39	25 - 34

Excess Spread (1)(2)

Period	Static LIBOR (%)	Forward LIBOR (%)	Period	Static LIBOR (%)	Forward LIBOR (%)
1	2.82	2.82	39	4.69	4.51
2	2.26	2.26	40	4.56	4.34
3	2.27	2.27	41	4.55	4.36
4	2.27	2.27	42	4.71	4.57
5	2.27	2.27	43	4.57	4.39
6	2.27	2.27	44	4.71	4.53
7	2.27	2.27	45	4.56	4.35
8	2.27	2.27	46	4.56	4.33
9	2.26	2.27	47	4.99	4.82
10	2.26	2.26	48	4.55	4.35
11	2.29	2.29	49	4.69	4.50
12	2.26	2.26	50	4.53	4.32
13	2.26	2.26	51	4.67	4.48
14	2.25	2.25	52	4.52	4.30
15	2.26	2.26	53	4.51	4.30
16	2.25	2.25	54	4.65	4.46
17	2.24	2.25	55	4.50	4.28
18	2.25	2.25	56	4.64	4.43
19	2.24	2.25	57	4.48	4.25
20	2.24	2.25	58	4.48	4.24
21	2.23	2.24	59	4.92	4.73
22	2.23	2.24	60	4.46	4.23
23	2.63	2.63	61	4.66	4.35
24	3.37	3.37	62	4.48	4.14
25	3.36	3.36	63	4.66	4.33
26	3.33	3.33	64	4.49	4.13
27	3.32	3.32	65	4.49	4.13
28	3.29	3.29	66	4.66	4.33
29	3.65	3.65	67	4.48	4.13
30	4.32	4.34	68	4.66	4.32
31	4.30	4.32	69	4.49	4.12
32	4.31	4.33	70	4.49	4.12
33	4.29	4.31	71	4.83	4.51
34	4.28	4.30	72	4.49	4.13
35	4.53	4.52	73	4.66	4.32
36	4.56	4.44	74	4.49	4.12
37	4.70	4.57	75	4.66	4.31
38	4.52	4.35	76	4.49	4.12

(1)

Assumes the Pricing Speed.

(2)

Calculated as (a) interest collections on the collateral (net of the Administrative Fee Rate and Net Swap Payments), less total interest on the Certificates divided by (b) collateral balance as of the beginning period, times twelve.

Group I Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	22.91	39	13.97
2	21.98	40	13.63
3	22.08	41	13.91
4	22.02	42	14.88
5	22.05	43	14.27
6	22.13	44	14.59
7	22.05	45	14.15
8	22.13	46	14.08
9	22.04	47	15.40
10	22.04	48	14.71
11	22.29	49	15.04
12	22.02	50	14.63
13	22.09	51	14.97
14	22.01	52	14.55
15	22.08	53	14.50
16	21.99	54	14.85
17	21.98	55	14.43
18	22.05	56	14.75
19	21.96	57	14.34
20	22.04	58	14.28
21	21.95	59	15.43
22	21.94	60	14.17
23	22.45	61	12.38
24	23.03	62	11.96
25	23.10	63	12.34
26	22.94	64	11.92
27	23.02	65	11.90
28	22.86	66	12.28
29	23.05	67	11.86
30	23.77	68	12.23
31	23.59	69	11.82
32	23.72	70	11.80
33	23.53	71	12.59
34	23.49	72	11.76
35	20.78	73	12.13
36	13.73	74	11.71
37	14.01	75	12.09
38	13.68	76	11.68

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate Mortgage Loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

Group II Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	22.85	39	13.83
2	21.93	40	13.50
3	22.02	41	13.81
4	21.97	42	14.69
5	22.00	43	14.12
6	22.08	44	14.43
7	22.00	45	13.99
8	22.07	46	13.92
9	21.99	47	15.25
10	21.99	48	14.50
11	22.23	49	14.86
12	21.97	50	14.45
13	22.04	51	14.78
14	21.95	52	14.36
15	22.02	53	14.31
16	21.94	54	14.63
17	21.93	55	14.23
18	22.00	56	14.55
19	21.91	57	14.13
20	21.98	58	14.08
21	21.89	59	15.20
22	21.88	60	13.96
23	22.43	61	12.16
24	22.96	62	11.75
25	23.03	63	12.12
26	22.87	64	11.71
27	22.93	65	11.68
28	22.78	66	12.05
29	23.01	67	11.64
30	23.63	68	12.00
31	23.49	69	11.59
32	23.61	70	11.57
33	23.42	71	12.34
34	23.38	72	11.52
35	20.71	73	11.88
36	13.58	74	11.48
37	13.89	75	11.84
38	13.55	76	11.43

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate Mortgage Loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

Group III Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.16	39	14.31
2	22.20	40	13.97
3	22.30	41	14.30
4	22.24	42	15.23
5	22.27	43	14.61
6	22.35	44	14.95
7	22.27	45	14.49
8	22.35	46	14.44
9	22.26	47	15.84
10	22.25	48	15.07
11	22.53	49	15.42
12	22.24	50	15.00
13	22.32	51	15.35
14	22.23	52	14.93
15	22.31	53	14.89
16	22.21	54	15.25
17	22.21	55	14.82
18	22.29	56	15.16
19	22.19	57	14.73
20	22.27	58	14.68
21	22.18	59	15.88
22	22.17	60	14.58
23	22.77	61	12.81
24	23.27	62	12.38
25	23.37	63	12.78
26	23.21	64	12.35
27	23.31	65	12.33
28	23.16	66	12.73
29	23.41	67	12.30
30	24.07	68	12.69
31	23.89	69	12.27
32	24.03	70	12.26
33	23.84	71	13.08
34	23.81	72	12.22
35	21.20	73	12.61
36	14.05	74	12.19
37	14.35	75	12.58
38	14.00	76	12.16

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate Mortgage Loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

Class M Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.02	39	14.11
2	22.08	40	13.77
3	22.18	41	14.08
4	22.11	42	15.01
5	22.14	43	14.40
6	22.23	44	14.73
7	22.15	45	14.28
8	22.22	46	14.22
9	22.14	47	15.58
10	22.13	48	14.83
11	22.39	49	15.19
12	22.12	50	14.77
13	22.19	51	15.11
14	22.10	52	14.69
15	22.18	53	14.65
16	22.09	54	14.99
17	22.08	55	14.57
18	22.15	56	14.90
19	22.06	57	14.48
20	22.14	58	14.43
21	22.05	59	15.60
22	22.04	60	14.32
23	22.60	61	12.54
24	23.13	62	12.11
25	23.22	63	12.50
26	23.06	64	12.08
27	23.14	65	12.06
28	22.99	66	12.44
29	23.22	67	12.02
30	23.89	68	12.40
31	23.71	69	11.99
32	23.84	70	11.97
33	23.66	71	12.77
34	23.62	72	11.93
35	20.98	73	12.31
36	13.85	74	11.89
37	14.15	75	12.27
38	13.81	76	11.85

(1)

Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate Mortgage Loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, where the referenced Class first incurs a writedown. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include:

(1) prepayment speed is 115% PPC for Fixed Rate Mortgages and 100% PPC for Adjustable

     Rate Mortgages,

(2) 40% loss severity, 50% loss severity, 60% loss severity,

(3) 12 month lag from default to loss,

(4) no overcollateralization stepdown,

(5) trigger events are always in effect, and

(6) includes Net Swap Payments received.

	Forward LIBOR
	40% Loss Severity		50% Loss Severity		60% Loss Severity
	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %
Class M1	23.69	18.78	17.90	19.33	14.37	19.71
Class M2	19.42	16.39	14.88	16.86	12.06	17.20
Class M3	16.68	14.69	12.90	15.11	10.52	15.41
Class M4	14.26	13.06	11.12	13.43	9.12	13.70
Class M5	12.81	12.02	10.04	12.36	8.26	12.60
Class M6	11.26	10.85	8.87	11.15	7.31	11.35
Class M7	10.33	10.12	8.16	10.40	6.74	10.58
Class M8	8.83	8.89	7.00	9.11	5.80	9.27
Class M9	7.38	7.63	5.88	7.82	4.89	7.96
Class M10	6.57	6.90	5.27	7.09	4.39	7.22

MORTGAGE LOANS

The Mortgage Loans primarily consist of first lien 2/28, 3/27 and 5/25 adjustable rate loans, first lien and second lien fixed rate closed-end home equity loans, and interest-only and balloon loans.  The 2/28, 3/27 and 5/25 adjustable rate loans are primarily subject to semi-annual interest rate adjustments after an initial twenty-four, thirty-six and sixty month periods respectively.  The obligations of the Borrower under each mortgage are secured by the related property.

The information concerning the Mortgage Loans presented below is based on a statistical pool of loans originated through [       ] 2006.  The final pool will be approximately $[909,199,782] (+/-10%) and the characteristics noted below are representative of the final pool, but are subject to variances based on final delivery.

 ABSC NC 2006-HE4 Collateral Summary

Characteristics	Aggregate Collateral Summary	Adjustable Rate Collateral Summary	Fixed Collateral Summary	Interest Only Collateral Summary	Second Lien Collateral Summary	Silent Second Collateral Summary

Current Balance	$909,199,781.50	$735,546,846.44	$173,652,935.07	$46,135,238.55	$46,840,661.57	$268,044,558.13
Number of Loans	4,726	3,223	1,503	158	864	1,206
Average Current Balance	$192,382.52	$228,218.07	$115,537.55	$291,995.18	$54,213.73	$222,259.17
Interest Only Loans	5.07%	4.83%	6.10%	100.00%	0.00%	7.31%
Fixed Rate Loans	19.10%	0.00%	100.00%	22.97%	100.00%	9.01%
Adjustable Rate Loans	80.90%	100.00%	0.00%	77.03%	0.00%	90.99%
W.A. Coupon	8.270%	8.285%	8.207%	7.658%	11.461%	7.893%
W.A. Margin*	6.190%	6.190%	0.000%	6.088%	0.000%	6.109%
W.A. Maximum Rate*	15.280%	15.280%	0.000%	14.799%	0.000%	14.959%
W.A. Initial Rate Adjustment Cap*	1.498%	1.498%	0.000%	1.500%	0.000%	1.497%
W.A. Periodic Rate Adjustment Cap*	1.498%	1.498%	0.000%	1.500%	0.000%	1.497%
W.A. Original LTV	82.08%	81.04%	86.44%	82.91%	99.83%	80.24%
W.A. Combined LTV	87.73%	87.38%	89.21%	91.27%	99.83%	99.41%
W.A. Original Term	359	360	356	360	359	360
W.A. Remaining Term	357	358	351	358	357	358
W.A. FICO	618	611	644	648	648	643
W.A. DTI Ratio	42.24%	42.44%	41.37%	42.71%	42.31%	43.38%
Owner Occupied	92.38%	92.28%	92.79%	93.86%	95.20%	93.99%
Prepayment Penalty Percentage	60.81%	57.38%	75.31%	82.76%	65.08%	60.60%
First Lien Percentage	94.85%	100.00%	73.03%	100.00%	0.00%	100.00%
Second Lien Percentage	5.15%	0.00%	26.97%	0.00%	100.00%	0.00%
Silent Second Percentage	29.48%	33.16%	13.91%	42.46%	0.00%	100.00%
Balloon Loan Percentage	54.74%	64.46%	13.58%	0.00%	0.00%	61.91%
W.A. CLTV of Silent Seconds	99.41%	99.40%	99.49%	99.96%	0.00%	99.41%
Non-Full Doc Percentage	42.47%	44.25%	34.89%	33.93%	51.92%	50.15%
Top 5 States	CA(26.36%) NY(10.41%) FL(8.51%) NJ(6.66%) MD(4.18%)	CA(25.75%) NY(10.61%) FL(8.51%) NJ(6.94%) MD(4.55%)	CA(28.94%) NY(9.59%) FL(8.49%) TX(6.34%) NJ(5.50%)	CA(43.43%) NY(8.49%) FL(7.74%) AZ(7.20%) NV(6.11%)	CA(51.38%) FL(5.93%) TX(4.00%) IL(3.04%) AZ(2.88%)	CA(27.13%) NY(10.51%) FL(6.61%) NJ(5.67%) TX(4.66%)
Conforming By Balance Percentage	79.37%	79.72%	77.92%	63.90%	59.27%	78.91%
* Relates to adjustable rate mortgage loans only.

Characteristics	Aggregate Collateral Summary	Group I Collateral Summary	Group II Collateral Summary	Group III Collateral Summary

Current Balance	$909,199,781.50	$225,132,792.58	$228,501,417.60	$455,565,571.32
Number of Loans	4,726	1,329	1,194	2,203
Average Current Balance	$192,382.52	$169,400.14	$191,374.72	$206,793.27
Interest Only Loans	5.07%	1.61%	7.08%	5.78%
Fixed Rate Loans	19.10%	18.87%	19.85%	18.84%
Adjustable Rate Loans	80.90%	81.13%	80.15%	81.16%
W.A. Coupon	8.270%	8.169%	8.117%	8.397%
W.A. Margin*	6.190%	6.217%	6.201%	6.172%
W.A. Maximum Rate*	15.280%	15.330%	15.378%	15.207%
W.A. Initial Rate Adjustment Cap*	1.498%	1.498%	1.498%	1.498%
W.A. Periodic Rate Adjustment Cap*	1.498%	1.498%	1.498%	1.498%
W.A. Original LTV	82.08%	79.47%	81.47%	83.66%
W.A. Combined LTV	87.73%	83.29%	84.73%	91.42%
W.A. Original Term	359	359	359	360
W.A. Remaining Term	357	356	357	357
W.A. FICO	618	606	608	628
W.A. DTI Ratio	42.24%	41.99%	40.87%	43.05%
Owner Occupied	92.38%	90.31%	88.47%	95.36%
Prepayment Penalty Percentage	60.81%	60.81%	60.68%	60.87%
First Lien Percentage	94.85%	98.03%	100.00%	90.69%
Second Lien Percentage	5.15%	1.97%	0.00%	9.31%
Silent Second Percentage	29.48%	20.40%	17.14%	40.16%
Balloon Loan Percentage	54.74%	53.90%	50.76%	57.16%
W.A. CLTV of Silent Seconds	99.41%	98.97%	99.27%	99.54%
Non-Full Doc Percentage	42.47%	34.08%	33.37%	51.17%
Top 5 States	CA(26.36%) NY(10.41%) FL(8.51%) NJ(6.66%) MD(4.18%)	CA(17.60%) FL(8.86%) NY(8.09%) NJ(7.43%) TX(5.37%)	CA(18.52%) NY(9.20%) FL(8.80%) NJ(6.78%) MD(5.92%)	CA(34.62%) NY(12.17%) FL(8.19%) NJ(6.23%) MD(3.52%)
Conforming By Balance Percentage	79.37%	100.00%	100.00%	58.83%
* Relates to adjustable rate mortgage loans only.

Nine sets of tables follow.

The first set of tables is the Aggregate Collateral.

The second set of tables is the Adjustable Rate Collateral.

The third set of tables is the Fixed Rate Collateral.

The fourth set of tables is the Interest Only Collateral.

The fifth set of tables is the Second Lien Collateral.

The sixth set of tables is the Silent Second Collateral.

The seventh set of tables is the Group I Collateral.

The eighth set of tables is the Group II Collateral.

The ninth set of tables is the Group III Collateral.

AGGREGATE COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	159	$3,245,908.00	0.36%	617	99.90%	11.057%	98.72%
25,001 - 50,000	364	12,964,563.80	1.42	624	97.10	11.273	93.44
50,001 - 75,000	448	28,171,310.00	3.09	602	86.19	10.056	86.15
75,001 - 100,000	521	45,607,483.00	5.01	613	83.47	9.219	91.83
100,001 - 125,000	445	50,342,218.00	5.53	608	82.35	8.838	92.40
125,001 - 150,000	405	55,520,890.00	6.10	608	81.15	8.524	91.37
150,001 - 175,000	322	52,216,424.79	5.73	609	80.95	8.397	90.67
175,001 - 200,000	275	51,581,098.00	5.67	608	79.85	8.195	91.72
200,001 - 250,000	424	95,847,291.39	10.53	614	80.71	8.184	92.58
250,001 - 300,000	407	111,863,651.00	12.29	612	80.69	7.947	90.98
300,001 - 400,000	515	178,633,647.20	19.62	618	81.67	8.002	92.88
400,001 - 500,000	264	118,819,705.00	13.05	627	82.02	7.945	95.78
500,001 - 600,000	116	63,214,098.00	6.94	635	83.01	7.741	92.23
600,001 - 700,000	39	24,983,423.00	2.74	649	83.81	7.743	86.91
700,001 or greater	22	17,483,634.15	1.92	646	84.54	7.739	100.00
Total:	4,726	$910,495,345.33	100.00%	618	82.08%	8.270%	92.38%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	163	$3,341,848.75	0.37%	616	99.90%	11.109%	98.76%
25,001 - 50,000	362	12,948,533.98	1.42	625	96.98	11.234	93.44
50,001 - 75,000	448	28,185,937.51	3.10	602	86.09	10.049	86.17
75,001 - 100,000	520	45,489,786.46	5.00	613	83.52	9.220	91.61
100,001 - 125,000	446	50,413,362.12	5.54	608	82.40	8.833	92.62
125,001 - 150,000	407	55,775,488.07	6.13	608	81.16	8.506	91.43
150,001 - 175,000	323	52,399,814.00	5.76	610	81.02	8.389	90.72
175,001 - 200,000	272	51,025,335.01	5.61	607	79.71	8.215	91.65
200,001 - 250,000	422	95,312,845.45	10.48	614	80.70	8.190	92.55
250,001 - 300,000	409	112,287,366.10	12.35	612	80.71	7.938	91.03
300,001 - 400,000	514	178,211,970.23	19.60	618	81.67	8.003	92.87
400,001 - 500,000	263	118,277,177.58	13.01	627	81.99	7.951	95.77
500,001 - 600,000	116	63,112,637.29	6.94	635	83.01	7.741	92.23
600,001 - 700,000	39	24,949,295.87	2.74	649	83.81	7.743	86.91
700,001 or greater	22	17,468,383.10	1.92	646	84.54	7.739	100.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
500	10	$2,078,538.62	0.23%	500	76.95%	9.116%	100.00%
501 - 525	295	52,302,209.66	5.75	513	74.67	9.236	97.65
526 - 550	358	66,947,179.75	7.36	537	77.07	8.906	97.49
551 - 575	481	97,287,416.18	10.70	562	78.83	8.702	96.48
576 - 600	818	125,197,716.40	13.77	588	82.79	8.458	97.37
601 - 625	836	159,289,209.70	17.52	613	83.51	8.038	94.97
626 - 650	819	164,584,811.04	18.10	637	83.28	8.072	92.56
651 - 675	492	102,306,298.38	11.25	662	84.31	7.883	87.88
676 - 700	274	65,732,277.51	7.23	687	84.68	7.860	83.54
701 - 725	160	34,102,249.87	3.75	712	85.90	7.896	82.21
726 - 750	98	22,375,406.14	2.46	737	81.63	7.814	77.60
751 - 775	53	11,186,579.83	1.23	762	83.33	8.166	78.89
776 - 800	30	5,281,054.03	0.58	787	83.82	8.268	53.57
801 - 825	2	528,834.37	0.06	808	60.52	7.926	45.22
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

ORIGINAL TERM TO MATURITY OF THE LOANS

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$54,028.06	0.01%	657	59.14%	6.750%	100.00%
121 - 180	13	1,458,720.26	0.16	661	79.89	7.291	95.54
181 - 240	20	2,827,569.82	0.31	649	81.42	6.906	100.00
241 - 300	1	227,648.69	0.03	604	85.00	7.550	100.00
301 - 360	4,691	904,631,814.68	99.50	617	82.08	8.276	92.35
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

REMAINING TERM TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	14	$1,512,748.32	0.17%	661	79.15%	7.272%	95.70%
181 - 348	21	3,055,218.51	0.34	646	81.68	6.954	100.00
349 - 360	4,691	904,631,814.68	99.50	617	82.08	8.276	92.35
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	3,510	$641,029,571.41	70.50%	614	81.84%	8.290%	94.08%
PUD - Detached	488	104,036,244.06	11.44	617	82.90	8.294	89.22
2-4 Unit	287	87,008,378.49	9.57	632	81.79	8.033	90.94
Condominium	320	58,013,912.62	6.38	634	83.59	8.352	82.63
PUD - Attached	121	19,111,674.93	2.10	621	82.25	8.317	88.66
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	4,344	$839,912,354.43	92.38%	614	81.96%	8.228%	100.00%
Investment Prop.	226	40,602,070.00	4.47	650	83.81	8.963	0.00
Second Home	156	28,685,357.06	3.16	675	82.96	8.537	0.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cashout	2,189	$476,903,942.99	52.45%	599	80.10%	8.140%	94.22%
Purchase	2,147	359,159,478.80	39.50	643	84.48	8.530	88.73
Refi. - Rate/Term	390	73,136,359.71	8.04	614	83.12	7.843	98.30
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	96	$15,694,945.03	1.73%	592	41.02%	8.015%	95.22%
50.01 - 60.00	104	18,546,039.53	2.04	587	56.51	8.064	90.01
60.01 - 70.00	294	63,194,362.48	6.95	580	66.45	8.109	93.09
70.01 - 80.00	1,858	411,635,836.24	45.27	624	78.98	7.960	93.91
80.01 - 90.00	1,173	271,241,316.27	29.83	608	87.55	8.278	89.77
90.01 - 100.00	1,201	128,887,281.95	14.18	644	96.77	9.384	92.65
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	95	$15,397,381.09	1.69%	590	41.11%	8.054%	95.12%
50.01 - 60.00	103	18,396,489.05	2.02	586	56.48	8.069	90.74
60.01 - 70.00	291	62,975,694.44	6.93	580	66.44	8.105	93.06
70.01 - 75.00	265	57,524,312.45	6.33	578	73.77	8.204	96.40
75.01 - 80.00	491	104,565,391.86	11.50	595	79.36	8.147	92.78
80.01 - 85.00	440	101,382,995.10	11.15	586	84.50	8.284	92.68
85.01 - 90.00	650	155,466,787.00	17.10	623	89.52	8.202	87.12
90.01 - 95.00	405	92,340,910.31	10.16	634	93.00	8.227	91.23
95.01 - 100.00	1,986	301,149,820.20	33.12	647	83.52	8.427	94.26
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	887	$239,640,802.08	26.36%	633	81.38%	8.249%	92.95%
New York	277	94,666,650.43	10.41	630	81.84	7.773	95.78
Florida	446	77,364,355.91	8.51	607	81.39	8.449	86.60
New Jersey	231	60,588,224.68	6.66	613	81.92	8.230	95.00
Maryland	154	37,997,218.19	4.18	598	80.15	8.048	98.68
Massachusetts	127	34,411,417.52	3.78	580	79.59	8.442	96.29
Texas	346	33,720,905.70	3.71	605	81.74	8.505	89.13
Arizona	184	32,493,522.57	3.57	615	81.77	8.705	81.11
Illinois	177	30,048,559.49	3.30	622	83.37	8.018	92.84
Nevada	93	21,605,209.00	2.38	638	83.22	8.061	89.72
Other	1,804	246,662,915.93	27.13	610	83.57	8.406	92.28
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%
Number of States Represented: 50 and The District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	1,668	$370,358,829.16	40.73%	637	82.05%	8.800%	88.22%
Full Doc - 2yr W2/Tax Returns	1,523	240,166,611.32	26.42	602	81.95	7.979	95.88
Full Doc - 1yr W2	1,195	222,369,355.46	24.46	601	81.70	7.782	96.38
Full Doc - 12 M Bk Stmts	262	59,200,528.43	6.51	622	83.80	8.026	88.68
Limited Doc - 6 M Bk Stmts	67	15,734,489.45	1.73	622	83.00	8.018	95.65
Full Doc - 24 M Bk Stmts	11	1,369,967.68	0.15	620	86.13	8.736	75.31
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.001 - 5.500	13	$3,617,622.48	0.40%	670	78.83%	5.439%	100.00%
5.501 - 6.000	126	35,999,319.57	3.96	666	79.46	5.936	96.65
6.001 - 6.500	209	54,672,706.50	6.01	656	81.31	6.306	94.76
6.501 - 7.000	369	89,502,905.86	9.84	632	80.37	6.806	93.11
7.001 - 7.500	388	95,639,309.56	10.52	627	80.37	7.291	96.20
7.501 - 8.000	603	150,889,555.35	16.60	622	80.28	7.778	95.51
8.001 - 8.500	583	130,203,505.49	14.32	608	80.95	8.295	95.28
8.501 - 9.000	614	124,444,672.43	13.69	603	82.02	8.778	91.53
9.001 - 9.500	330	63,893,746.92	7.03	598	82.86	9.273	85.08
9.501 - 10.000	455	65,351,743.99	7.19	594	84.41	9.773	84.02
10.001 - 10.500	209	30,002,563.93	3.30	599	85.49	10.290	79.65
10.501 - 11.000	186	23,728,211.05	2.61	598	84.61	10.766	85.12
11.001 - 11.500	148	13,342,217.98	1.47	623	90.02	11.275	94.22
11.501 - 12.000	155	10,104,384.53	1.11	617	95.72	11.783	94.11
12.001 - 12.500	155	9,570,088.97	1.05	618	95.83	12.276	95.08
12.501 - 13.000	117	5,863,494.11	0.64	620	99.77	12.727	95.40
13.001 - 13.500	50	1,755,096.61	0.19	609	100.00	13.218	93.91
13.501 - 14.000	13	534,782.95	0.06	616	100.00	13.749	74.07
14.001 - 14.500	3	83,853.21	0.01	600	100.00	14.305	100.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	1,503	$173,652,935.07	19.10%	644	86.44%	8.207%	92.79%
11.501 - 12.000	2	305,313.56	0.03	667	80.00	5.939	100.00
12.001 - 12.500	13	3,617,622.48	0.40	670	78.83	5.439	100.00
12.501 - 13.000	34	9,771,437.04	1.07	637	80.36	5.814	96.50
13.001 - 13.500	94	25,574,584.25	2.81	651	80.64	6.345	94.68
13.501 - 14.000	226	64,326,418.64	7.08	631	79.44	6.822	95.18
14.001 - 14.500	309	81,440,640.60	8.96	626	80.13	7.305	97.06
14.501 - 15.000	550	140,275,625.24	15.43	621	80.13	7.785	96.27
15.001 - 15.500	516	123,768,705.48	13.61	608	80.95	8.296	95.14
15.501 - 16.000	540	115,953,487.30	12.75	601	81.86	8.783	91.85
16.001 - 16.500	308	60,741,181.06	6.68	596	82.77	9.272	84.52
16.501 - 17.000	304	57,209,617.98	6.29	590	83.06	9.770	82.57
17.001 - 17.500	148	25,671,163.32	2.82	590	83.76	10.290	79.13
17.501 - 18.000	108	17,723,023.42	1.95	571	80.13	10.747	81.57
18.001 - 18.500	40	5,383,303.24	0.59	559	77.02	11.284	90.44
18.501 - 19.000	18	2,328,298.85	0.26	571	82.39	11.691	90.49
19.001 - 19.500	13	1,456,423.99	0.16	544	76.05	12.190	89.70
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	1,503	$173,652,935.07	19.10%	644	86.44%	8.207%	92.79%
3.501 - 4.000	7	1,200,945.82	0.13	663	84.84	6.251	100.00
4.001 - 4.500	1	68,225.63	0.01	575	65.00	11.000	100.00
4.501 - 5.000	11	2,857,792.47	0.31	630	79.84	6.726	60.10
5.001 - 5.500	2	549,579.62	0.06	611	91.86	7.232	100.00
5.501 - 6.000	786	191,105,362.78	21.02	613	81.93	7.841	94.75
6.001 - 6.500	2,049	461,706,729.52	50.78	618	81.78	8.340	91.35
6.501 - 7.000	209	48,892,066.99	5.38	573	77.07	8.910	92.36
7.001 - 7.500	154	28,520,802.67	3.14	558	69.92	9.539	93.30
7.501 - 8.000	3	569,385.58	0.06	562	75.76	8.898	100.00
8.501 - 9.000	1	75,955.36	0.01	502	77.95	8.650	100.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	1,503	$173,652,935.07	19.10%	644	86.44%	8.207%	92.79%
2007-10	8	1,780,468.70	0.20	640	83.62	6.820	84.81
2007-11	5	915,959.98	0.10	603	84.76	8.394	53.73
2007-12	60	17,126,672.01	1.88	593	82.79	7.709	98.25
2008-01	400	105,198,705.35	11.57	599	81.66	8.071	94.83
2008-02	294	77,367,104.99	8.51	607	82.29	8.093	97.09
2008-03	2,278	495,904,123.64	54.54	613	80.60	8.481	91.23
2008-04	1	652,543.00	0.07	751	78.15	8.625	100.00
2008-08	21	3,712,555.92	0.41	637	84.51	6.998	81.06
2008-09	76	15,689,309.09	1.73	648	81.67	6.324	91.22
2008-10	12	2,577,726.51	0.28	641	88.37	6.933	83.80
2008-11	5	1,064,397.49	0.12	590	88.13	7.686	88.88
2008-12	10	2,904,577.90	0.32	593	81.43	7.536	100.00
2009-01	15	4,000,410.01	0.44	633	79.81	8.244	67.11
2009-03	15	1,923,278.33	0.21	577	77.81	9.267	86.40
2010-11	6	995,163.80	0.11	646	79.23	6.694	100.00
2010-12	8	1,844,116.05	0.20	655	76.19	6.597	76.66
2011-01	5	1,356,754.16	0.15	658	76.77	6.492	100.00
2011-02	4	532,979.48	0.06	617	78.31	6.999	100.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	1,801	$356,341,853.76	39.19%	614	82.28%	8.527%	92.68%
12	168	46,231,260.64	5.08	638	82.16	8.010	93.07
24	2,147	405,237,328.68	44.57	612	81.72	8.339	92.74
36	610	101,389,338.43	11.15	642	82.73	7.211	89.55
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM	1,187	$196,442,190.09	21.61%	603	80.20%	8.904%	88.14%
2/28 ARM - 5 Yr IO	118	35,537,430.90	3.91	649	83.81	7.799	94.23
2/28 ARM- 40 Yr Am	1,741	466,965,956.69	51.36	610	81.15	8.164	94.26
3/27 ARM	127	24,678,372.15	2.71	639	82.67	6.772	86.35
3/27 ARM- 40 Yr Am	27	7,193,883.10	0.79	612	80.92	7.900	88.55
5/25 ARM	23	4,729,013.50	0.52	650	77.23	6.632	90.90
Balloon 40/30	128	23,581,502.78	2.59	623	79.56	8.141	95.74
Fixed - 10 Yr	1	54,028.06	0.01	657	59.14	6.750	100.00
Fixed - 15 Yr	13	1,458,720.26	0.16	661	79.89	7.291	95.54
Fixed - 20 Yr	20	2,827,569.82	0.31	649	81.42	6.906	100.00
Fixed - 25 Yr	1	227,648.69	0.03	604	85.00	7.550	100.00
Fixed - 30 Yr	1,300	134,905,657.82	14.84	648	88.35	8.338	92.10
Fixed - 30 Yr 5 Yr IO	40	10,597,807.65	1.17	643	79.87	7.184	92.59
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	3,749	$705,393,960.67	77.58%	630	83.29%	8.148%	91.74%
A+	379	84,303,196.75	9.27	592	81.93	8.267	94.55
A-	239	52,453,301.42	5.77	572	79.40	8.722	93.16
B	177	35,926,073.82	3.95	558	74.17	8.892	94.93
C	162	27,355,247.25	3.01	556	69.89	9.409	96.38
C-	20	3,768,001.59	0.41	556	59.95	10.820	100.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

AGGREGATE COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	3,862	$862,359,119.93	94.85%	616	81.11%	8.097%	92.23%
Second Lien	864	46,840,661.57	5.15	648	99.83	11.461	95.20
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
0.01 - 5.00	4	$542,585.94	0.06%	580	92.12%	9.377%	71.81%
5.01 - 10.00	12	2,674,271.28	0.29	613	83.24	8.009	81.84
10.01 - 15.00	29	4,764,291.70	0.52	621	85.66	8.946	72.79
15.01 - 20.00	67	10,123,441.02	1.11	592	76.67	8.210	80.27
20.01 - 25.00	143	21,051,673.31	2.32	620	81.86	8.213	87.50
25.01 - 30.00	295	42,750,839.99	4.70	615	80.80	8.303	84.67
30.01 - 35.00	463	79,790,607.97	8.78	613	80.69	8.146	92.04
35.01 - 40.00	717	129,509,000.62	14.24	615	81.99	8.258	94.07
40.01 - 45.00	1,004	190,024,444.08	20.90	626	83.01	8.369	92.10
45.01 - 50.00	1,691	361,228,102.78	39.73	621	83.57	8.307	93.78
50.01 - 55.00	279	62,088,604.30	6.83	589	74.27	7.971	93.54
55.01 - 60.00	21	4,552,493.99	0.50	627	76.93	7.264	85.57
70.01 - 75.00	1	99,424.53	0.01	630	76.92	7.075	100.00
Total:	4,726	$909,199,781.50	100.00%	618	82.08%	8.270%	92.38%

ADJUSTABLE RATE COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	11	$546,500.00	0.07%	567	55.24%	9.149%	82.34%
50,001 - 75,000	253	16,076,695.00	2.18	581	80.28	9.462	86.63
75,001 - 100,000	323	28,434,965.00	3.86	593	79.34	8.781	92.71
100,001 - 125,000	322	36,478,672.00	4.96	597	79.55	8.692	91.96
125,001 - 150,000	293	40,110,652.00	5.45	595	78.65	8.518	91.57
150,001 - 175,000	252	40,930,615.79	5.56	599	79.24	8.544	90.48
175,001 - 200,000	222	41,603,448.00	5.65	600	79.36	8.430	91.54
200,001 - 250,000	355	80,375,884.39	10.92	609	80.55	8.414	91.98
250,001 - 300,000	350	96,321,889.00	13.09	606	80.81	8.156	90.38
300,001 - 400,000	453	157,489,073.20	21.39	614	81.66	8.167	92.96
400,001 - 500,000	234	105,147,175.00	14.28	622	81.93	8.123	95.24
500,001 - 600,000	102	55,621,048.00	7.56	631	82.89	7.896	92.09
600,001 - 700,000	33	21,125,593.00	2.87	646	84.68	7.945	87.84
700,001 or greater	20	15,853,634.15	2.15	644	84.96	7.792	100.00
Total:	3,223	$736,115,844.53	100.00%	611	81.04%	8.285%	92.28%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	11	$545,875.65	0.07%	567	55.24%	9.149%	82.34%
50,001 - 75,000	253	16,065,586.29	2.18	581	80.28	9.462	86.63
75,001 - 100,000	323	28,408,084.06	3.86	593	79.34	8.781	92.71
100,001 - 125,000	322	36,448,537.96	4.96	597	79.55	8.692	91.96
125,001 - 150,000	294	40,225,118.78	5.47	595	78.65	8.508	91.60
150,001 - 175,000	251	40,747,025.50	5.54	599	79.24	8.554	90.44
175,001 - 200,000	222	41,569,500.88	5.65	600	79.36	8.430	91.54
200,001 - 250,000	355	80,321,776.92	10.92	609	80.55	8.414	91.98
250,001 - 300,000	351	96,525,708.13	13.12	606	80.81	8.150	90.41
300,001 - 400,000	452	157,077,667.80	21.36	614	81.67	8.171	92.95
400,001 - 500,000	234	105,085,949.60	14.29	622	81.93	8.123	95.24
500,001 - 600,000	102	55,572,985.99	7.56	631	82.89	7.896	92.09
600,001 - 700,000	33	21,107,222.77	2.87	646	84.68	7.945	87.84
700,001 or greater	20	15,845,806.08	2.15	644	84.96	7.792	100.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
500	10	$2,078,538.62	0.28%	500	76.95%	9.116%	100.00%
501 - 525	277	49,643,418.78	6.75	513	74.59	9.248	97.63
526 - 550	332	64,034,089.09	8.71	537	77.22	8.895	97.38
551 - 575	439	90,168,047.87	12.26	562	78.72	8.740	96.37
576 - 600	487	105,276,326.16	14.31	588	81.51	8.266	97.22
601 - 625	562	130,229,188.38	17.71	613	82.87	8.017	94.87
626 - 650	497	126,950,312.21	17.26	637	82.28	8.018	91.76
651 - 675	283	70,879,763.30	9.64	662	82.86	7.890	86.51
676 - 700	162	47,122,852.44	6.41	687	83.39	7.917	80.77
701 - 725	77	21,532,896.86	2.93	713	85.75	8.036	77.81
726 - 750	60	16,648,108.58	2.26	737	81.00	7.850	79.58
751 - 775	24	7,380,822.63	1.00	761	79.95	8.044	81.58
776 - 800	12	3,312,788.43	0.45	787	83.57	8.428	36.48
801 - 825	1	289,693.10	0.04	804	80.00	9.525	0.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
301 - 360	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Months (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
349 - 360	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	2,396	$514,184,011.21	69.90%	607	80.85%	8.314%	94.00%
PUD - Detached	337	89,465,328.62	12.16	617	81.92	8.239	88.10
2-4 Unit	218	73,792,789.78	10.03	625	81.11	8.082	90.76
Condominium	197	43,275,585.64	5.88	623	81.74	8.384	84.56
PUD - Attached	75	14,829,131.19	2.02	614	80.22	8.288	87.82
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	2,951	$678,774,705.33	92.28%	608	80.90%	8.230%	100.00%
Investment Prop.	176	34,620,459.91	4.71	645	83.49	9.204	0.00
Second Home	96	22,151,681.19	3.01	673	81.58	8.537	0.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cashout	1,641	$386,342,119.96	52.52%	590	79.63%	8.336%	94.05%
Purchase	1,314	293,494,381.63	39.90	640	82.60	8.270	88.78
Refi. - Rate/Term	268	55,710,344.85	7.57	609	82.62	8.007	98.49
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	71	$12,407,856.83	1.69%	581	41.28%	8.291%	95.16%
50.01 - 60.00	89	16,270,802.29	2.21	579	56.63	8.206	91.40
60.01 - 70.00	253	54,260,836.08	7.38	571	66.58	8.330	92.46
70.01 - 80.00	1,621	362,448,690.01	49.28	621	79.05	8.090	93.92
80.01 - 90.00	927	222,587,335.46	30.26	601	87.56	8.547	90.06
90.01 - 100.00	262	67,571,325.77	9.19	640	95.08	8.449	90.35
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	71	$12,407,856.83	1.69%	581	41.28%	8.291%	95.16%
50.01 - 60.00	89	16,270,802.29	2.21	579	56.63	8.206	91.40
60.01 - 70.00	251	54,117,468.05	7.36	571	66.57	8.326	92.44
70.01 - 75.00	230	49,318,315.51	6.70	569	74.06	8.450	96.09
75.01 - 80.00	400	85,408,180.31	11.61	586	79.47	8.414	93.04
80.01 - 85.00	353	84,425,332.36	11.48	577	84.59	8.532	92.12
85.01 - 90.00	499	125,279,213.71	17.03	617	89.52	8.493	87.89
90.01 - 95.00	309	76,572,480.96	10.41	630	92.79	8.406	90.42
95.01 - 100.00	1,021	231,747,196.41	31.51	646	80.58	7.956	94.11
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	536	$189,378,283.57	25.75%	625	79.36%	8.075%	92.56%
New York	216	78,006,558.38	10.61	623	81.89	7.937	95.56
Florida	319	62,629,573.60	8.51	605	80.92	8.482	85.85
New Jersey	182	51,042,962.78	6.94	606	81.80	8.423	95.03
Maryland	126	33,478,906.18	4.55	593	79.51	8.073	99.63
Massachusetts	117	32,408,673.29	4.41	580	79.47	8.424	96.06
Arizona	145	29,665,616.64	4.03	613	81.09	8.668	80.06
Illinois	130	26,387,883.51	3.59	623	82.47	7.819	92.18
Texas	192	22,710,256.16	3.09	599	80.04	8.834	88.80
Nevada	69	19,168,182.59	2.61	637	82.73	8.017	88.71
Other	1,191	190,669,949.74	25.92	602	82.49	8.515	92.80
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%
Number of States Represented: 40 and the District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	1,173	$312,495,727.54	42.48%	631	81.20%	8.775%	87.84%
Full Doc - 2yr W2/Tax Returns	994	185,120,388.76	25.17	594	80.71	7.994	96.98
Full Doc - 1yr W2	843	176,809,145.45	24.04	591	80.69	7.868	96.48
Full Doc - 12 M Bk Stmts	164	47,623,870.05	6.47	618	82.45	7.841	86.85
Limited Doc - 6 M Bk Stmts	47	13,007,087.93	1.77	618	81.62	7.956	94.74
Full Doc - 24 M Bk Stmts	2	490,626.70	0.07	557	81.33	8.260	100.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.001 - 5.500	13	$3,617,622.48	0.49%	670	78.83%	5.439%	100.00%
5.501 - 6.000	35	9,921,739.67	1.35	637	80.36	5.806	96.55
6.001 - 6.500	92	25,369,738.35	3.45	652	80.72	6.337	94.64
6.501 - 7.000	226	64,036,248.79	8.71	631	79.37	6.815	95.16
7.001 - 7.500	305	81,013,672.94	11.01	626	80.09	7.297	97.05
7.501 - 8.000	545	139,737,227.79	19.00	621	80.15	7.778	96.25
8.001 - 8.500	520	124,131,822.51	16.88	608	80.95	8.294	95.16
8.501 - 9.000	542	116,502,581.03	15.84	602	81.88	8.779	91.96
9.001 - 9.500	309	60,903,672.16	8.28	596	82.77	9.271	84.74
9.501 - 10.000	306	57,455,674.63	7.81	590	83.09	9.767	82.52
10.001 - 10.500	149	25,777,368.76	3.50	590	83.77	10.290	78.80
10.501 - 11.000	110	17,911,451.26	2.44	571	79.98	10.746	81.77
11.001 - 11.500	40	5,383,303.24	0.73	559	77.02	11.284	90.44
11.501 - 12.000	18	2,328,298.85	0.32	571	82.39	11.691	90.49
12.001 - 12.500	13	1,456,423.99	0.20	544	76.05	12.190	89.70
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
11.501 - 12.000	2	$305,313.56	0.04%	667	80.00%	5.939%	100.00%
12.001 - 12.500	13	3,617,622.48	0.49	670	78.83	5.439	100.00
12.501 - 13.000	34	9,771,437.04	1.33	637	80.36	5.814	96.50
13.001 - 13.500	94	25,574,584.25	3.48	651	80.64	6.345	94.68
13.501 - 14.000	226	64,326,418.64	8.75	631	79.44	6.822	95.18
14.001 - 14.500	309	81,440,640.60	11.07	626	80.13	7.305	97.06
14.501 - 15.000	550	140,275,625.24	19.07	621	80.13	7.785	96.27
15.001 - 15.500	516	123,768,705.48	16.83	608	80.95	8.296	95.14
15.501 - 16.000	540	115,953,487.30	15.76	601	81.86	8.783	91.85
16.001 - 16.500	308	60,741,181.06	8.26	596	82.77	9.272	84.52
16.501 - 17.000	304	57,209,617.98	7.78	590	83.06	9.770	82.57
17.001 - 17.500	148	25,671,163.32	3.49	590	83.76	10.290	79.13
17.501 - 18.000	108	17,723,023.42	2.41	571	80.13	10.747	81.57
18.001 - 18.500	40	5,383,303.24	0.73	559	77.02	11.284	90.44
18.501 - 19.000	18	2,328,298.85	0.32	571	82.39	11.691	90.49
19.001 - 19.500	13	1,456,423.99	0.20	544	76.05	12.190	89.70
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
3.501 - 4.000	7	$1,200,945.82	0.16%	663	84.84%	6.251%	100.00%
4.001 - 4.500	1	68,225.63	0.01	575	65.00	11.000	100.00
4.501 - 5.000	11	2,857,792.47	0.39	630	79.84	6.726	60.10
5.001 - 5.500	2	549,579.62	0.07	611	91.86	7.232	100.00
5.501 - 6.000	786	191,105,362.78	25.98	613	81.93	7.841	94.75
6.001 - 6.500	2,049	461,706,729.52	62.77	618	81.78	8.340	91.35
6.501 - 7.000	209	48,892,066.99	6.65	573	77.07	8.910	92.36
7.001 - 7.500	154	28,520,802.67	3.88	558	69.92	9.539	93.30
7.501 - 8.000	3	569,385.58	0.08	562	75.76	8.898	100.00
8.501 - 9.000	1	75,955.36	0.01	502	77.95	8.650	100.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2007-10	8	$1,780,468.70	0.24%	640	83.62%	6.820%	84.81%
2007-11	5	915,959.98	0.12	603	84.76	8.394	53.73
2007-12	60	17,126,672.01	2.33	593	82.79	7.709	98.25
2008-01	400	105,198,705.35	14.30	599	81.66	8.071	94.83
2008-02	294	77,367,104.99	10.52	607	82.29	8.093	97.09
2008-03	2,278	495,904,123.64	67.42	613	80.60	8.481	91.23
2008-04	1	652,543.00	0.09	751	78.15	8.625	100.00
2008-08	21	3,712,555.92	0.50	637	84.51	6.998	81.06
2008-09	76	15,689,309.09	2.13	648	81.67	6.324	91.22
2008-10	12	2,577,726.51	0.35	641	88.37	6.933	83.80
2008-11	5	1,064,397.49	0.14	590	88.13	7.686	88.88
2008-12	10	2,904,577.90	0.39	593	81.43	7.536	100.00
2009-01	15	4,000,410.01	0.54	633	79.81	8.244	67.11
2009-03	15	1,923,278.33	0.26	577	77.81	9.267	86.40
2010-11	6	995,163.80	0.14	646	79.23	6.694	100.00
2010-12	8	1,844,116.05	0.25	655	76.19	6.597	76.66
2011-01	5	1,356,754.16	0.18	658	76.77	6.492	100.00
2011-02	4	532,979.48	0.07	617	78.31	6.999	100.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	1,269	$313,471,036.17	42.62%	612	81.40%	8.439%	92.39%
12	109	29,221,886.13	3.97	626	83.03	8.625	91.13
24	1,781	380,909,534.39	51.79	610	80.66	8.170	92.61
36	64	11,944,389.75	1.62	612	79.07	7.074	81.79
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM	1,187	$196,442,190.09	26.71%	603	80.20%	8.904%	88.14%
2/28 ARM - 5 Yr IO	118	35,537,430.90	4.83	649	83.81	7.799	94.23
2/28 ARM- 40 Yr Am	1,741	466,965,956.69	63.49	610	81.15	8.164	94.26
3/27 ARM	127	24,678,372.15	3.36	639	82.67	6.772	86.35
3/27 ARM- 40 Yr Am	27	7,193,883.10	0.98	612	80.92	7.900	88.55
5/25 ARM	23	4,729,013.50	0.64	650	77.23	6.632	90.90
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	2,361	$549,209,331.02	74.67%	624	82.20%	8.116%	91.46%
A+	304	72,519,216.17	9.86	587	81.60	8.411	94.81
A-	220	49,506,945.03	6.73	571	79.80	8.785	93.25
B	168	34,844,213.10	4.74	558	74.17	8.900	94.77
C	150	25,699,139.53	3.49	556	69.57	9.382	96.35
C-	20	3,768,001.59	0.51	556	59.95	10.820	100.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

ADJUSTABLE RATE COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
0.01 - 5.00	2	$384,640.83	0.05%	532	90.00%	8.834%	82.58%
5.01 - 10.00	8	2,019,996.31	0.27	585	82.13	8.232	85.97
10.01 - 15.00	25	4,579,275.18	0.62	620	85.72	8.851	71.69
15.01 - 20.00	53	8,568,344.65	1.16	584	75.77	8.372	79.61
20.01 - 25.00	99	16,490,361.42	2.24	614	80.81	8.411	85.04
25.01 - 30.00	193	30,965,422.36	4.21	607	79.23	8.454	80.63
30.01 - 35.00	318	63,457,726.71	8.63	605	79.98	8.260	91.24
35.01 - 40.00	475	103,634,513.31	14.09	608	80.72	8.274	94.60
40.01 - 45.00	631	146,121,727.24	19.87	619	82.10	8.392	91.90
45.01 - 50.00	1,184	302,632,179.10	41.14	616	82.51	8.263	93.85
50.01 - 55.00	228	54,972,899.18	7.47	588	73.69	7.984	94.02
55.01 - 60.00	7	1,719,760.16	0.23	594	73.85	8.084	100.00
Total:	3,223	$735,546,846.44	100.00%	611	81.04%	8.285%	92.28%

FIXED RATE COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	159	$3,245,908.00	1.86%	617	99.90%	11.057%	98.72%
25,001 - 50,000	353	12,418,063.80	7.12	627	98.95	11.367	93.93
50,001 - 75,000	195	12,094,615.00	6.94	630	94.05	10.847	85.51
75,001 - 100,000	198	17,172,518.00	9.85	646	90.32	9.945	90.38
100,001 - 125,000	123	13,863,546.00	7.95	637	89.73	9.224	93.53
125,001 - 150,000	112	15,410,238.00	8.84	644	87.68	8.540	90.86
150,001 - 175,000	70	11,285,809.00	6.47	643	87.17	7.862	91.40
175,001 - 200,000	53	9,977,650.00	5.72	642	81.88	7.211	92.50
200,001 - 250,000	69	15,471,407.00	8.87	636	81.53	6.985	95.69
250,001 - 300,000	57	15,541,762.00	8.91	652	79.92	6.643	94.71
300,001 - 400,000	62	21,144,574.00	12.13	650	81.68	6.765	92.25
400,001 - 500,000	30	13,672,530.00	7.84	664	82.74	6.568	100.00
500,001 - 600,000	14	7,593,050.00	4.35	660	83.86	6.593	93.27
600,001 - 700,000	6	3,857,830.00	2.21	664	79.01	6.632	81.78
700,001 or greater	2	1,630,000.00	0.93	661	80.42	7.231	100.00
Total:	1,503	$174,379,500.80	100.00%	644	86.44%	8.207%	92.79%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	163	$3,341,848.75	1.92%	616	99.90%	11.109%	98.76%
25,001 - 50,000	351	12,402,658.33	7.14	627	98.81	11.326	93.93
50,001 - 75,000	195	12,120,351.22	6.98	630	93.78	10.828	85.57
75,001 - 100,000	197	17,081,702.40	9.84	646	90.48	9.950	89.77
100,001 - 125,000	124	13,964,824.15	8.04	636	89.85	9.200	94.31
125,001 - 150,000	113	15,550,369.29	8.95	644	87.64	8.502	90.98
150,001 - 175,000	72	11,652,788.49	6.71	647	87.25	7.811	91.71
175,001 - 200,000	50	9,455,834.13	5.45	637	81.22	7.270	92.13
200,001 - 250,000	67	14,991,068.53	8.63	636	81.52	6.989	95.57
250,001 - 300,000	58	15,761,657.96	9.08	651	80.11	6.643	94.82
300,001 - 400,000	62	21,134,302.43	12.17	651	81.71	6.753	92.29
400,001 - 500,000	29	13,191,227.98	7.60	665	82.54	6.585	100.00
500,001 - 600,000	14	7,539,651.30	4.34	660	83.86	6.593	93.27
600,001 - 700,000	6	3,842,073.09	2.21	664	79.01	6.632	81.78
700,001 or greater	2	1,622,577.03	0.93	661	80.42	7.231	100.00
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
501 - 525	18	$2,658,790.88	1.53%	514	76.16%	9.002%	97.99%
526 - 550	26	2,913,090.66	1.68	539	73.65	9.132	100.00
551 - 575	42	7,119,368.30	4.10	563	80.24	8.220	97.97
576 - 600	331	19,921,390.24	11.47	588	89.54	9.473	98.16
601 - 625	274	29,060,021.32	16.73	614	86.35	8.134	95.46
626 - 650	322	37,634,498.84	21.67	638	86.66	8.255	95.26
651 - 675	209	31,426,535.09	18.10	661	87.61	7.869	90.97
676 - 700	112	18,609,425.07	10.72	687	87.97	7.716	90.53
701 - 725	83	12,569,353.01	7.24	712	86.16	7.658	89.74
726 - 750	38	5,727,297.56	3.30	737	83.47	7.708	71.84
751 - 775	29	3,805,757.20	2.19	763	89.88	8.402	73.67
776 - 800	18	1,968,265.60	1.13	788	84.25	7.997	82.34
801 - 825	1	239,141.28	0.14	813	36.92	5.990	100.00
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$54,028.06	0.03%	657	59.14%	6.750%	100.00%
121 - 180	13	1,458,720.26	0.84	661	79.89	7.291	95.54
181 - 240	20	2,827,569.82	1.63	649	81.42	6.906	100.00
241 - 300	1	227,648.69	0.13	604	85.00	7.550	100.00
301 - 360	1,468	169,084,968.24	97.37	644	86.59	8.238	92.64
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	14	$1,512,748.32	0.87%	661	79.15%	7.272%	95.70%
181 - 348	21	3,055,218.51	1.76	646	81.68	6.954	100.00
349 - 360	1,468	169,084,968.24	97.37	644	86.59	8.238	92.64
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	1,114	$126,845,560.20	73.05%	642	85.85%	8.193%	94.39%
Condominium	123	14,738,326.98	8.49	665	89.01	8.259	76.96
PUD - Detached	151	14,570,915.44	8.39	620	88.92	8.629	96.04
2-4 Unit	69	13,215,588.71	7.61	668	85.59	7.760	91.94
PUD - Attached	46	4,282,543.73	2.47	649	89.28	8.416	91.55
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	1,393	$161,137,649.10	92.79%	641	86.42%	8.218%	100.00%
Second Home	60	6,533,675.87	3.76	682	87.62	8.536	0.00
Investment Prop.	50	5,981,610.09	3.44	679	85.65	7.569	0.00
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cashout	548	$90,561,823.03	52.15%	638	82.10%	7.302%	94.95%
Purchase	833	65,665,097.17	37.81	657	92.89	9.693	88.53
Refi. - Rate/Term	122	17,426,014.86	10.03	630	84.71	7.317	97.68
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	25	$3,287,088.19	1.89%	634	40.02%	6.974%	95.42%
50.01 - 60.00	15	2,275,237.24	1.31	650	55.70	7.053	80.03
60.01 - 70.00	41	8,933,526.40	5.14	636	65.64	6.766	96.88
70.01 - 80.00	237	49,187,146.24	28.32	643	78.50	7.001	93.81
80.01 - 90.00	246	48,653,980.81	28.02	641	87.49	7.048	88.43
90.01 - 100.00	939	61,315,956.18	35.31	649	98.64	10.414	95.18
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	24	$2,989,524.26	1.72%	627	40.38%	7.072%	94.96%
50.01 - 60.00	14	2,125,686.76	1.22	643	55.40	7.022	85.66
60.01 - 70.00	40	8,858,226.40	5.10	636	65.63	6.756	96.86
70.01 - 75.00	35	8,205,996.94	4.73	632	72.05	6.731	98.28
75.01 - 80.00	91	19,157,211.55	11.03	637	78.89	6.960	91.63
80.01 - 85.00	87	16,957,662.73	9.77	635	84.08	7.051	95.45
85.01 - 90.00	151	30,187,573.30	17.38	647	89.53	6.994	83.90
90.01 - 95.00	96	15,768,429.36	9.08	651	94.06	7.355	95.15
95.01 - 100.00	965	69,402,623.78	39.97	649	93.32	10.001	94.75
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	351	$50,262,518.51	28.94%	666	89.00%	8.904%	94.43%
New York	61	16,660,092.05	9.59	663	81.60	7.008	96.84
Florida	127	14,734,782.31	8.49	616	83.39	8.311	89.76
Texas	154	11,010,649.54	6.34	619	85.24	7.826	89.82
New Jersey	49	9,545,261.90	5.50	647	82.56	7.193	94.81
Hawaii	26	8,065,702.65	4.64	664	83.47	6.765	75.83
Maryland	28	4,518,312.01	2.60	629	84.83	7.863	91.61
Georgia	55	3,933,079.88	2.26	618	89.77	9.097	94.36
Pennsylvania	42	3,701,861.47	2.13	616	88.99	8.024	90.57
Ohio	32	3,674,397.54	2.12	630	89.45	7.538	88.11
Other	578	47,546,277.19	27.38	633	87.39	8.421	94.26
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%
Number of States Represented: 50 and the District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	495	$57,863,101.62	33.32%	668	86.66%	8.938%	90.29%
Full Doc - 2yr W2/Tax Returns	529	55,046,222.56	31.70	626	86.12	7.926	92.21
Full Doc - 1yr W2	352	45,560,210.01	26.24	637	85.59	7.451	95.98
Full Doc - 12 M Bk Stmts	98	11,576,658.38	6.67	639	89.34	8.786	96.18
Limited Doc - 6 M Bk Stmts	20	2,727,401.52	1.57	640	89.59	8.314	100.00
Full Doc - 24 M Bk Stmts	9	879,340.98	0.51	656	88.81	9.001	61.54
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	91	$26,077,579.90	15.02%	677	79.12%	5.986%	96.69%
6.001 - 6.500	117	29,302,968.15	16.87	659	81.83	6.279	94.88
6.501 - 7.000	143	25,466,657.08	14.67	636	82.90	6.784	87.96
7.001 - 7.500	83	14,625,636.63	8.42	634	81.93	7.261	91.52
7.501 - 8.000	58	11,152,327.55	6.42	625	81.91	7.778	86.13
8.001 - 8.500	63	6,071,682.98	3.50	603	80.98	8.301	97.88
8.501 - 9.000	72	7,942,091.40	4.57	624	84.08	8.768	85.34
9.001 - 9.500	21	2,990,074.76	1.72	619	84.71	9.301	92.10
9.501 - 10.000	149	7,896,069.36	4.55	621	94.06	9.815	94.96
10.001 - 10.500	60	4,225,195.17	2.43	653	96.01	10.289	84.86
10.501 - 11.000	76	5,816,759.78	3.35	683	98.88	10.830	95.44
11.001 - 11.500	108	7,958,914.74	4.58	667	98.81	11.268	96.77
11.501 - 12.000	137	7,776,085.68	4.48	631	99.71	11.811	95.19
12.001 - 12.500	142	8,113,664.98	4.67	631	99.39	12.292	96.05
12.501 - 13.000	117	5,863,494.11	3.38	620	99.77	12.727	95.40
13.001 - 13.500	50	1,755,096.61	1.01	609	100.00	13.218	93.91
13.501 - 14.000	13	534,782.95	0.31	616	100.00	13.749	74.07
14.001 - 14.500	3	83,853.21	0.05	600	100.00	14.305	100.00
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	532	$42,870,817.59	24.69%	632	88.67%	9.170%	94.82%
12	59	17,009,374.51	9.80	658	80.66	6.953	96.40
24	366	24,327,794.28	14.01	652	98.39	10.985	94.79
36	546	89,444,948.68	51.51	646	83.22	7.229	90.59
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Balloon 40/30	128	$23,581,502.78	13.58%	623	79.56%	8.141%	95.74%
Fixed - 10 Yr	1	54,028.06	0.03	657	59.14	6.750	100.00
Fixed - 15 Yr	13	1,458,720.26	0.84	661	79.89	7.291	95.54
Fixed - 20 Yr	20	2,827,569.82	1.63	649	81.42	6.906	100.00
Fixed - 25 Yr	1	227,648.69	0.13	604	85.00	7.550	100.00
Fixed - 30 Yr	1,300	134,905,657.82	77.69	648	88.35	8.338	92.10
Fixed - 30 Yr 5 Yr IO	40	10,597,807.65	6.10	643	79.87	7.184	92.59
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	1,388	$156,184,629.65	89.94%	649	87.09%	8.260%	92.71%
A+	75	11,783,980.58	6.79	620	83.96	7.382	92.93
A-	19	2,946,356.39	1.70	595	72.73	7.658	91.75
B	9	1,081,860.72	0.62	562	74.18	8.625	100.00
C	12	1,656,107.72	0.95	551	74.87	9.837	96.86
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

FIXED RATE COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	639	$126,812,273.49	73.03%	643	81.50%	7.006%	91.91%
Second Lien	864	46,840,661.57	26.97	648	99.83	11.461	95.20
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
0.01 - 5.00	2	$157,945.11	0.09%	696	97.28%	10.698%	45.57%
5.01 - 10.00	4	654,274.97	0.38	698	86.66	7.321	69.06
10.01 - 15.00	4	185,016.52	0.11	636	84.19	11.309	100.00
15.01 - 20.00	14	1,555,096.38	0.90	637	81.64	7.316	83.90
20.01 - 25.00	44	4,561,311.89	2.63	643	85.65	7.499	96.41
25.01 - 30.00	102	11,785,417.63	6.79	636	84.95	7.907	95.29
30.01 - 35.00	145	16,332,881.25	9.41	641	83.45	7.699	95.18
35.01 - 40.00	242	25,874,487.31	14.90	644	87.10	8.198	91.94
40.01 - 45.00	373	43,902,716.84	25.28	648	86.05	8.290	92.77
45.01 - 50.00	507	58,595,923.68	33.74	649	89.06	8.537	93.46
50.01 - 55.00	51	7,115,705.12	4.10	602	78.78	7.871	89.88
55.01 - 60.00	14	2,832,733.82	1.63	647	78.81	6.766	76.81
70.01 - 75.00	1	99,424.53	0.06	630	76.92	7.075	100.00
Total:	1,503	$173,652,935.07	100.00%	644	86.44%	8.207%	92.79%

INTEREST ONLY COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50,001 - 75,000	3	$191,640.00	0.42%	608	87.76%	8.315%	100.00%
75,001 - 100,000	10	896,540.00	1.94	635	81.84	7.823	90.52
100,001 - 125,000	16	1,784,620.00	3.87	640	79.18	7.518	93.59
125,001 - 150,000	11	1,495,350.00	3.24	616	79.03	7.437	100.00
150,001 - 175,000	8	1,295,512.00	2.81	646	77.61	7.788	100.00
175,001 - 200,000	8	1,533,080.00	3.32	674	79.55	7.552	100.00
200,001 - 250,000	18	4,042,644.00	8.76	641	78.74	7.970	94.51
250,001 - 300,000	25	6,979,079.00	15.13	640	83.06	7.299	92.00
300,001 - 400,000	21	7,288,648.00	15.80	640	82.75	7.599	90.41
400,001 - 500,000	17	7,649,005.00	16.58	648	86.26	7.653	94.05
500,001 - 600,000	12	6,576,488.00	14.25	656	82.72	7.894	100.00
600,001 - 700,000	5	3,182,330.00	6.90	652	80.36	7.342	77.99
700,001 or greater	4	3,224,828.15	6.99	681	90.70	8.108	100.00
Total:	158	$46,139,764.15	100.00%	648	82.91%	7.658%	93.86%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50,001 - 75,000	3	$191,640.00	0.42%	608	87.76%	8.315%	100.00%
75,001 - 100,000	10	896,539.99	1.94	635	81.84	7.823	90.52
100,001 - 125,000	16	1,784,140.40	3.87	640	79.18	7.518	93.59
125,001 - 150,000	11	1,495,307.70	3.24	616	79.03	7.437	100.00
150,001 - 175,000	8	1,295,120.66	2.81	646	77.61	7.788	100.00
175,001 - 200,000	8	1,533,079.97	3.32	674	79.55	7.552	100.00
200,001 - 250,000	18	4,042,643.95	8.76	641	78.74	7.970	94.51
250,001 - 300,000	25	6,978,115.59	15.13	640	83.06	7.299	92.00
300,001 - 400,000	21	7,287,461.90	15.80	640	82.75	7.599	90.41
400,001 - 500,000	17	7,648,853.42	16.58	648	86.26	7.653	94.05
500,001 - 600,000	12	6,576,487.97	14.25	656	82.72	7.894	100.00
600,001 - 700,000	5	3,181,018.85	6.89	652	80.36	7.342	77.99
700,001 or greater	4	3,224,828.15	6.99	681	90.70	8.108	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
551 - 575	1	$101,705.54	0.22%	561	62.58%	7.450%	100.00%
576 - 600	17	4,280,211.12	9.28	590	82.11	7.470	98.01
601 - 625	40	11,385,738.65	24.68	612	82.90	7.730	97.62
626 - 650	50	13,496,871.52	29.26	637	82.87	7.527	97.87
651 - 675	20	5,979,551.99	12.96	660	81.01	7.676	83.23
676 - 700	16	5,672,618.09	12.30	688	83.87	7.955	88.06
701 - 725	2	916,654.99	1.99	713	95.00	8.381	100.00
726 - 750	6	2,116,149.95	4.59	736	82.81	7.168	81.28
751 - 775	4	1,887,986.71	4.09	763	82.45	7.985	100.00
776 - 800	2	297,749.99	0.65	783	89.24	6.748	61.58
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
301 - 360	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term ( in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
349 - 360	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	105	$28,440,925.62	61.65%	641	82.89%	7.571%	99.70%
PUD - Detached	28	8,226,654.36	17.83	670	81.90	7.927	78.77
2-4 Unit	11	5,355,198.83	11.61	656	83.13	7.653	100.00
Condominium	12	3,813,089.75	8.27	638	84.27	7.628	73.70
PUD - Attached	2	299,369.99	0.65	641	90.61	8.966	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	149	$43,301,093.56	93.86%	646	83.04%	7.625%	100.00%
Second Home	9	2,834,144.99	6.14	673	80.81	8.155	0.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cashout	82	$22,967,560.66	49.78%	635	83.77%	7.619%	98.66%
Purchase	60	18,582,714.45	40.28	666	81.53	7.807	86.40
Refi. - Rate/Term	16	4,584,963.44	9.94	638	84.14	7.246	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.01 - 60.00	7	$1,312,539.99	2.84%	645	57.58%	7.416%	83.09%
60.01 - 70.00	8	1,264,805.54	2.74	624	66.32	6.888	100.00
70.01 - 80.00	87	25,041,971.12	54.28	650	79.42	7.583	91.49
80.01 - 90.00	34	11,769,728.14	25.51	639	88.21	7.643	99.28
90.01 - 100.00	22	6,746,193.75	14.62	659	94.64	8.152	94.13
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.01 - 60.00	7	$1,312,539.99	2.84%	645	57.58%	7.416%	83.09%
60.01 - 70.00	7	1,189,505.54	2.58	624	66.30	6.824	100.00
70.01 - 75.00	6	2,021,218.94	4.38	616	73.89	6.855	100.00
75.01 - 80.00	15	4,711,738.31	10.21	639	79.53	7.471	100.00
80.01 - 85.00	8	2,141,150.00	4.64	612	85.00	7.904	100.00
85.01 - 90.00	24	8,423,999.99	18.26	633	89.49	7.457	98.99
90.01 - 95.00	23	6,821,493.75	14.79	659	94.33	8.149	94.19
95.01 - 100.00	68	19,513,592.02	42.30	661	80.31	7.741	89.08
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	49	$20,036,387.35	43.43%	647	84.74%	7.463%	100.00%
New York	9	3,918,498.86	8.49	667	80.91	7.255	100.00
Florida	14	3,571,417.61	7.74	638	79.41	7.583	80.40
Arizona	16	3,321,070.00	7.20	655	82.98	7.836	72.72
Nevada	9	2,819,606.95	6.11	656	82.78	8.411	90.41
Massachusetts	4	1,282,499.99	2.78	615	82.21	8.539	100.00
Hawaii	4	1,244,132.00	2.70	651	80.00	7.493	75.65
Maryland	4	1,149,079.99	2.49	635	80.00	7.038	100.00
Connecticut	3	997,349.98	2.16	669	92.16	7.995	100.00
Texas	3	774,400.00	1.68	686	80.00	8.635	26.45
Other	43	7,020,795.82	15.22	637	80.71	7.903	98.79
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%
Number of States Represented: 19 and the District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Full Doc - 2yr W2/Tax Returns	56	$14,293,855.99	30.98%	639	83.31%	7.385%	93.21%
Stated Doc	39	14,012,956.46	30.37	675	83.46	8.394	90.13
Full Doc - 1yr W2	42	10,279,530.20	22.28	638	81.73	7.427	95.32
Full Doc - 12 M Bk Stmts	17	5,908,677.37	12.81	632	83.59	7.116	100.00
Limited Doc - 6 M Bk Stmts	4	1,640,218.52	3.56	612	79.55	7.144	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.501 - 6.000	3	$911,000.00	1.97%	619	82.60%	5.824%	100.00%
6.001 - 6.500	12	4,032,466.32	8.74	644	79.84	6.320	100.00
6.501 - 7.000	30	7,910,049.23	17.15	649	81.37	6.886	93.55
7.001 - 7.500	28	8,926,667.15	19.35	657	81.26	7.292	100.00
7.501 - 8.000	39	10,657,829.27	23.10	637	84.01	7.755	90.10
8.001 - 8.500	21	6,069,595.59	13.16	650	84.30	8.323	100.00
8.501 - 9.000	14	3,890,793.99	8.43	649	83.21	8.784	86.89
9.001 - 9.500	7	2,284,686.99	4.95	665	85.58	9.245	66.82
9.501 - 10.000	4	1,452,150.00	3.15	649	91.20	9.965	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	40	$10,597,807.65	22.97%	643	79.87%	7.184%	92.59%
12.501 - 13.000	3	911,000.00	1.97	619	82.60	5.824	100.00
13.001 - 13.500	6	2,069,150.00	4.48	659	83.94	6.303	100.00
13.501 - 14.000	19	4,942,555.92	10.71	648	81.46	6.870	89.67
14.001 - 14.500	18	5,917,503.89	12.83	667	81.36	7.291	100.00
14.501 - 15.000	28	8,512,794.52	18.45	633	84.95	7.738	96.82
15.001 - 15.500	20	5,904,795.59	12.80	651	84.42	8.327	100.00
15.501 - 16.000	13	3,542,793.99	7.68	647	83.52	8.773	85.60
16.001 - 16.500	7	2,284,686.99	4.95	665	85.58	9.245	66.82
16.501 - 17.000	4	1,452,150.00	3.15	649	91.20	9.965	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	40	$10,597,807.65	22.97%	643	79.87%	7.184%	92.59%
5.501 - 6.000	36	11,420,286.96	24.75	646	86.08	7.777	96.53
6.001 - 6.500	82	24,117,143.94	52.27	651	82.74	7.809	93.15
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	40	$10,597,807.65	22.97%	643	79.87%	7.184%	92.59%
2007-10	6	1,505,862.96	3.26	651	84.84	6.640	82.04
2007-12	4	2,028,497.46	4.40	627	90.06	7.257	100.00
2008-01	8	4,264,127.59	9.24	700	84.88	7.994	100.00
2008-02	5	1,056,809.96	2.29	704	92.55	7.719	100.00
2008-03	95	26,682,132.93	57.83	640	82.76	7.878	93.33
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	26	$7,951,816.98	17.24%	647	81.68%	8.663%	88.93%
12	13	4,489,392.85	9.73	651	81.20	7.472	100.00
24	87	26,170,469.94	56.73	649	84.35	7.513	95.21
36	32	7,523,558.77	16.31	642	80.21	7.210	90.70
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM - 5 Yr IO	118	$35,537,430.90	77.03%	649	83.81%	7.799%	94.23%
Fixed - 30 Yr 5 Yr IO	40	10,597,807.65	22.97	643	79.87	7.184	92.59
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

INTEREST ONLY COLLATERAL

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	146	$41,847,375.57	90.71%	650	82.92%	7.601%	94.08%
A+	9	3,389,862.99	7.35	633	84.45	8.304	92.02
A-	3	897,999.99	1.95	606	76.35	7.860	90.53
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
10.01 - 15.00	1	$562,500.00	1.22%	603	87.34%	7.750%	100.00%
20.01 - 25.00	6	1,109,800.00	2.41	638	86.32	7.524	100.00
25.01 - 30.00	5	967,900.00	2.10	655	83.05	7.146	88.18
30.01 - 35.00	21	4,426,873.82	9.60	636	74.81	7.100	98.08
35.01 - 40.00	17	4,436,655.29	9.62	627	80.93	7.510	77.73
40.01 - 45.00	40	12,566,813.65	27.24	655	84.44	8.049	98.23
45.01 - 50.00	66	21,278,056.57	46.12	651	83.71	7.626	93.30
50.01 - 55.00	1	512,000.00	1.11	646	80.00	7.000	100.00
55.01 - 60.00	1	274,639.22	0.60	697	95.00	6.990	100.00
Total:	158	$46,135,238.55	100.00%	648	82.91%	7.658%	93.86%

SECOND LIEN COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	159	$3,245,908.00	6.92%	617	99.90%	11.057%	98.72%
25,001 - 50,000	348	12,168,063.80	25.95	627	99.75	11.416	93.81
50,001 - 75,000	141	8,611,239.00	18.37	641	99.86	11.777	91.28
75,001 - 100,000	112	9,616,380.00	20.51	662	99.73	11.594	98.32
100,001 - 125,000	55	6,209,325.00	13.24	668	100.00	11.284	96.18
125,001 - 150,000	35	4,743,188.00	10.12	671	99.84	11.294	96.85
150,001 - 175,000	13	2,104,000.00	4.49	667	100.00	11.379	92.49
175,001 - 200,000	1	190,000.00	0.41	713	100.00	10.950	100.00
Total:	864	$46,888,103.80	100.00%	648	99.83%	11.461%	95.20%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	163	$3,341,848.75	7.13%	616	99.90%	11.109%	98.76%
25,001 - 50,000	344	12,053,508.29	25.73	628	99.75	11.404	93.76
50,001 - 75,000	141	8,603,437.00	18.37	641	99.86	11.777	91.28
75,001 - 100,000	112	9,608,440.43	20.51	662	99.73	11.594	98.32
100,001 - 125,000	55	6,203,600.76	13.24	668	100.00	11.284	96.18
125,001 - 150,000	35	4,738,227.09	10.12	671	99.84	11.294	96.85
150,001 - 175,000	13	2,101,876.98	4.49	667	100.00	11.379	92.49
175,001 - 200,000	1	189,722.27	0.41	713	100.00	10.950	100.00
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
551 - 575	4	$224,941.59	0.48%	574	100.00%	12.037%	100.00%
576 - 600	267	9,738,874.27	20.79	589	99.78	11.677	99.72
601 - 625	146	7,053,653.69	15.06	615	99.93	11.775	95.12
626 - 650	181	9,865,800.87	21.06	638	99.86	11.836	94.65
651 - 675	108	8,217,095.15	17.54	662	99.84	11.302	93.23
676 - 700	57	4,100,292.49	8.75	687	99.58	10.877	96.59
701 - 725	47	3,681,781.15	7.86	711	99.94	10.901	95.28
726 - 750	19	1,546,098.75	3.30	738	100.00	10.787	74.25
751 - 775	22	1,622,628.51	3.46	765	100.00	10.995	100.00
776 - 800	13	789,495.10	1.69	784	99.06	10.670	89.50
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
121 - 180	3	$158,285.93	0.34%	649	100.00%	10.497%	100.00%
181 - 240	1	49,732.97	0.11	590	100.00	9.990	100.00
301 - 360	860	46,632,642.67	99.56	648	99.83	11.465	95.17
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	3	$158,285.93	0.34%	649	100.00%	10.497%	100.00%
181 - 348	1	49,732.97	0.11	590	100.00	9.990	100.00
349 - 360	860	46,632,642.67	99.56	648	99.83	11.465	95.17
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	616	$32,687,674.42	69.78%	647	99.81%	11.515%	96.16%
PUD - Detached	100	5,221,658.35	11.15	631	99.91	11.363	92.64
Condominium	86	4,914,773.10	10.49	655	99.89	11.315	88.63
2-4 Unit	30	2,504,704.16	5.35	688	99.70	11.299	100.00
PUD - Attached	32	1,511,851.54	3.23	652	100.00	11.363	96.52
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	824	$44,590,563.25	95.20%	647	99.83%	11.458%	100.00%
Second Home	40	2,250,098.32	4.80	671	99.87	11.520	0.00
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Purchase	701	$38,202,312.69	81.56%	651	99.93%	11.433%	95.05%
Refi. - Cashout	148	7,985,866.15	17.05	639	99.38	11.589	95.50
Refi. - Rate/Term	15	652,482.74	1.39	605	99.70	11.486	100.00
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
80.01 - 90.00	3	$171,873.41	0.37%	680	86.39%	11.874%	100.00%
90.01 - 100.00	861	46,668,788.16	99.63	648	99.88	11.459	95.18
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
80.01 - 85.00	1	$99,943.11	0.21%	696	84.54%	12.050%	100.00%
85.01 - 90.00	2	71,930.30	0.15	657	88.96	11.629	100.00
90.01 - 95.00	17	873,970.74	1.87	652	94.56	11.376	93.17
95.01 - 100.00	844	45,794,817.42	97.77	648	99.98	11.461	95.22
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	268	$24,066,043.88	51.38%	664	99.86%	11.483%	95.69%
Florida	60	2,777,064.42	5.93	629	99.96	12.037	83.25
Texas	72	1,875,815.00	4.00	623	99.95	9.782	94.79
Illinois	32	1,422,759.19	3.04	631	99.80	12.021	100.00
Arizona	31	1,348,316.08	2.88	639	99.70	11.112	83.47
Georgia	37	1,317,517.01	2.81	612	99.77	12.323	89.32
New York	16	1,264,231.14	2.70	708	99.41	10.880	100.00
Colorado	22	998,389.34	2.13	621	99.12	11.849	100.00
Nevada	17	926,101.86	1.98	625	99.76	11.331	100.00
Minnesota	24	811,217.61	1.73	624	99.85	10.026	100.00
Other	285	10,033,206.05	21.42	629	99.86	11.577	97.15
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%
Number of States Represented: 39

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	335	$23,141,949.31	49.41%	674	99.82%	11.690%	93.56%
Full Doc - 2yr W2/Tax Returns	307	11,562,586.90	24.68	611	99.80	11.218	96.25
Full Doc - 1yr W2	136	5,987,647.69	12.78	629	99.86	11.404	96.35
Full Doc - 12 M Bk Stmts	67	4,643,090.69	9.91	639	99.86	11.131	97.66
Limited Doc - 6 M Bk Stmts	15	1,179,496.35	2.52	659	100.00	10.910	100.00
Full Doc - 24 M Bk Stmts	4	325,890.62	0.70	604	100.00	11.475	100.00
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
7.501 - 8.000	1	$34,107.13	0.07%	672	100.00%	8.000%	100.00%
8.001 - 8.500	27	817,546.99	1.75	606	100.00	8.435	100.00
8.501 - 9.000	20	505,974.09	1.08	616	100.00	8.820	91.49
9.001 - 9.500	7	421,426.06	0.90	719	100.00	9.338	100.00
9.501 - 10.000	126	5,089,280.60	10.87	651	99.77	9.857	94.57
10.001 - 10.500	49	3,031,968.23	6.47	680	99.68	10.285	91.73
10.501 - 11.000	71	5,390,409.03	11.51	692	100.00	10.844	95.08
11.001 - 11.500	104	7,594,065.33	16.21	673	99.92	11.267	96.61
11.501 - 12.000	136	7,716,937.01	16.47	632	99.86	11.810	95.16
12.001 - 12.500	140	8,001,720.21	17.08	632	99.66	12.295	96.64
12.501 - 13.000	117	5,863,494.11	12.52	620	99.77	12.727	95.40
13.001 - 13.500	50	1,755,096.61	3.75	609	100.00	13.218	93.91
13.501 - 14.000	13	534,782.95	1.14	616	100.00	13.749	74.07
14.001 - 14.500	3	83,853.21	0.18	600	100.00	14.305	100.00
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	365	$16,357,328.93	34.92%	649	99.80%	11.734%	95.01%
12	11	873,127.64	1.86	670	100.00	11.614	90.09
24	358	22,272,420.20	47.55	648	99.89	11.384	95.84
36	130	7,337,784.80	15.67	645	99.70	11.064	94.26
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed - 15 Year	3	$158,285.93	0.34%	649	100.00%	10.497%	100.00%
Fixed - 20 Year	1	49,732.97	0.11	590	100.00	9.990	100.00
Fixed - 30 Year	860	46,632,642.67	99.56	648	99.83	11.465	95.17
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	846	$46,070,646.60	98.36%	649	99.83%	11.473%	95.21%
A+	18	770,014.97	1.64	633	99.92	10.740	94.35
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Second Lien	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SECOND LIEN COLLATERAL

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
0.01 - 5.00	1	$71,972.58	0.15%	593	100.00%	13.950%	100.00%
5.01 - 10.00	1	134,888.70	0.29	664	100.00	10.350	100.00
10.01 - 15.00	3	111,900.63	0.24	704	100.00	11.234	100.00
15.01 - 20.00	2	74,386.33	0.16	608	100.00	11.223	100.00
20.01 - 25.00	20	648,215.12	1.38	633	99.72	11.173	85.23
25.01 - 30.00	48	1,971,417.36	4.21	630	99.95	11.329	100.00
30.01 - 35.00	70	3,182,187.46	6.79	647	99.92	11.321	94.06
35.01 - 40.00	145	7,224,911.36	15.42	650	99.97	11.326	96.42
40.01 - 45.00	230	13,297,870.57	28.39	652	99.83	11.620	95.71
45.01 - 50.00	331	19,431,540.35	41.48	648	99.74	11.456	94.15
50.01 - 55.00	11	659,503.96	1.41	626	100.00	11.267	100.00
55.01 - 60.00	2	31,867.17	0.07	685	100.00	10.314	100.00
Total:	864	$46,840,661.57	100.00%	648	99.83%	11.461%	95.20%

SILENT SECOND COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50,001 - 75,000	76	$4,873,981.00	1.82%	589	81.30%	8.953%	97.17%
75,001 - 100,000	147	12,864,304.00	4.79	612	80.71	8.359	96.36
100,001 - 125,000	137	15,568,582.00	5.80	628	80.74	8.070	95.65
125,001 - 150,000	130	17,849,478.00	6.65	624	80.21	7.949	93.74
150,001 - 175,000	87	14,058,861.79	5.24	635	79.97	7.937	94.24
175,001 - 200,000	87	16,279,758.00	6.07	640	80.40	8.085	86.18
200,001 - 250,000	126	28,241,733.00	10.52	638	80.02	7.981	92.92
250,001 - 300,000	115	31,765,388.00	11.84	649	79.85	7.704	90.32
300,001 - 400,000	158	54,577,598.20	20.34	651	80.07	7.764	96.38
400,001 - 500,000	90	40,392,354.00	15.05	650	80.27	7.957	94.30
500,001 - 600,000	33	18,128,348.00	6.76	662	80.30	7.500	100.00
600,001 - 700,000	15	9,734,200.00	3.63	655	80.02	7.563	86.40
700,001 or greater	5	4,014,384.15	1.50	673	82.59	7.824	100.00
Total:	1,206	$268,348,970.14	100.00%	643	80.24%	7.893%	93.99%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance ($)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50,001 - 75,000	76	$4,869,516.74	1.82%	589	81.30%	8.953%	97.17%
75,001 - 100,000	147	12,848,576.33	4.79	612	80.71	8.359	96.36
100,001 - 125,000	137	15,543,661.68	5.80	628	80.74	8.070	95.65
125,001 - 150,000	131	17,973,479.29	6.71	625	80.21	7.931	93.80
150,001 - 175,000	87	14,061,892.54	5.25	635	79.97	7.940	94.25
175,001 - 200,000	86	16,082,391.81	6.00	639	80.40	8.104	86.03
200,001 - 250,000	126	28,202,267.64	10.52	638	80.02	7.981	92.92
250,001 - 300,000	116	32,020,022.70	11.95	649	79.85	7.689	90.41
300,001 - 400,000	157	54,226,491.79	20.23	651	80.07	7.774	96.36
400,001 - 500,000	90	40,369,602.14	15.06	650	80.27	7.957	94.30
500,001 - 600,000	33	18,113,210.77	6.76	662	80.30	7.500	100.00
600,001 - 700,000	15	9,720,435.03	3.63	655	80.02	7.563	86.40
700,001 or greater	5	4,013,009.67	1.50	673	82.59	7.824	100.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

FICO SCORES

FICO Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
501 - 525	20	$2,388,053.13	0.89%	518	81.93%	9.566%	100.00%
526 - 550	35	4,177,092.42	1.56	535	83.18	9.807	100.00
551 - 575	53	9,044,021.94	3.37	563	81.61	8.755	100.00
576 - 600	164	28,766,466.85	10.73	589	80.38	7.982	100.00
601 - 625	267	51,757,217.51	19.31	614	80.19	7.733	97.41
626 - 650	277	69,020,631.33	25.75	637	80.16	7.873	96.72
651 - 675	178	43,364,804.46	16.18	662	80.13	7.781	91.41
676 - 700	101	29,271,633.54	10.92	687	80.01	7.650	86.55
701 - 725	48	12,214,478.01	4.56	713	79.19	7.872	88.25
726 - 750	38	10,947,177.98	4.08	738	79.85	7.798	86.45
751 - 775	18	5,651,791.95	2.11	760	80.82	7.760	83.58
776 - 800	6	1,151,495.89	0.43	782	80.00	8.681	38.20
801 - 825	1	289,693.10	0.11	804	80.00	9.525	0.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

ORIGINAL TERM

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
181 - 240	2	$346,799.51	0.13%	653	80.00%	7.878%	100.00%
301 - 360	1,204	267,697,758.62	99.87	643	80.24	7.893	93.98
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

REMAINING MONTHS TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
181 - 348	2	$346,799.51	0.13%	653	80.00%	7.878%	100.00%
349 - 360	1,204	267,697,758.62	99.87	643	80.24	7.893	93.98
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	833	$173,195,766.20	64.61%	640	80.23%	7.910%	96.42%
PUD - Detached	170	41,788,227.64	15.59	642	80.52	7.982	84.94
2-4 Unit	68	23,620,000.04	8.81	654	80.07	7.753	99.58
Condominium	101	22,427,608.43	8.37	654	80.09	7.728	86.10
PUD - Attached	34	7,012,955.81	2.62	639	79.62	7.951	94.30
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	1,135	$251,929,241.17	93.99%	640	80.24%	7.863%	100.00%
Second Home	67	15,348,484.59	5.73	688	79.81	8.307	0.00
Investment Prop.	4	766,832.37	0.29	687	86.51	9.510	0.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Purchase	1,006	$223,440,422.18	83.36%	645	80.38%	7.976%	93.08%
Refi. - Rate/Term	141	29,596,895.30	11.04	633	79.82	7.597	98.77
Refi. - Cashout	59	15,007,240.64	5.60	635	78.88	7.252	98.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	2	$464,916.10	0.17%	656	38.31%	6.885%	100.00%
50.01 - 60.00	1	149,550.48	0.06	747	60.00	7.500	0.00
60.01 - 70.00	5	776,334.53	0.29	566	65.31	7.735	100.00
70.01 - 80.00	1,106	250,291,960.12	93.38	646	79.96	7.824	93.82
80.01 - 90.00	92	16,361,796.90	6.10	599	86.55	8.993	96.95
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan-to-Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	1	$167,352.16	0.06%	573	41.77%	8.475%	100.00%
60.01 - 70.00	2	557,666.49	0.21	569	63.93	7.189	100.00
70.01 - 75.00	2	386,059.73	0.14	657	44.07	6.669	100.00
75.01 - 80.00	2	359,768.45	0.13	590	74.97	7.964	100.00
80.01 - 85.00	2	424,813.46	0.16	542	75.38	7.953	100.00
85.01 - 90.00	7	1,545,449.27	0.58	597	78.37	8.660	87.59
90.01 - 95.00	76	14,657,303.00	5.47	598	84.24	8.735	94.45
95.01 - 100.00	1,114	249,946,145.56	93.25	646	80.15	7.842	93.95
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	203	$72,716,173.60	27.13%	657	80.30%	7.935%	97.51%
New York	77	28,175,305.33	10.51	657	79.55	7.392	100.00
Florida	87	17,704,548.70	6.61	641	80.12	8.236	77.50
New Jersey	52	15,199,272.38	5.67	650	80.45	7.851	93.91
Texas	98	12,489,063.10	4.66	624	79.93	8.107	92.15
Illinois	60	11,853,441.98	4.42	637	80.02	7.599	92.85
Nevada	36	10,419,118.73	3.89	660	80.13	7.750	82.03
Maryland	31	8,732,718.81	3.26	634	79.33	7.542	100.00
Georgia	41	6,562,647.88	2.45	615	80.76	7.975	100.00
Arizona	35	6,543,986.38	2.44	659	79.99	8.442	76.94
Other	486	77,648,281.25	28.97	627	80.58	7.982	94.61
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%
Number of States Represented: 37 and the District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	480	$128,302,129.01	47.87%	663	80.19%	8.328%	90.86%
Full Doc - 2yr W2/Tax Returns	416	71,848,935.25	26.80	620	80.38	7.504	97.22
Full Doc - 1yr W2	213	41,860,021.05	15.62	627	80.26	7.434	96.80
Full Doc - 12 M Bk Stmts	75	19,921,573.39	7.43	631	80.02	7.498	95.77
Limited Doc - 6 M Bk Stmts	22	6,111,899.43	2.28	635	80.00	7.774	96.65
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.001 - 5.500	6	$1,331,998.15	0.50%	680	80.00%	5.373%	100.00%
5.501 - 6.000	24	5,442,058.85	2.03	658	78.11	5.910	100.00
6.001 - 6.500	70	17,066,842.19	6.37	658	79.99	6.302	95.32
6.501 - 7.000	116	28,312,918.38	10.56	645	79.96	6.826	95.22
7.001 - 7.500	161	41,509,797.08	15.49	643	80.05	7.312	97.47
7.501 - 8.000	250	62,247,500.58	23.22	648	79.89	7.756	95.57
8.001 - 8.500	205	44,689,369.28	16.67	636	80.17	8.285	95.82
8.501 - 9.000	179	35,539,533.36	13.26	650	80.26	8.770	89.97
9.001 - 9.500	90	16,049,095.76	5.99	637	80.99	9.245	85.70
9.501 - 10.000	65	10,080,630.60	3.76	634	82.50	9.724	75.91
10.001 - 10.500	21	3,016,858.90	1.13	558	84.57	10.257	100.00
10.501 - 11.000	13	2,393,561.87	0.89	556	83.34	10.762	100.00
11.001 - 11.500	3	190,842.55	0.07	544	80.69	11.220	100.00
11.501 - 12.000	2	115,166.39	0.04	546	80.00	11.731	100.00
12.001 - 12.500	1	58,384.19	0.02	521	80.00	12.250	100.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	123	$24,152,660.89	9.01%	651	79.59%	7.175%	94.00%
11.501 - 12.000	2	305,313.56	0.11	667	80.00	5.939	100.00
12.001 - 12.500	6	1,331,998.15	0.50	680	80.00	5.373	100.00
12.501 - 13.000	12	2,423,442.58	0.90	631	80.00	5.853	100.00
13.001 - 13.500	39	10,250,955.70	3.82	660	80.00	6.336	92.21
13.501 - 14.000	92	24,268,806.73	9.05	647	79.93	6.829	96.22
14.001 - 14.500	149	39,509,333.78	14.74	643	80.11	7.321	97.72
14.501 - 15.000	238	59,376,356.49	22.15	647	79.91	7.763	96.54
15.001 - 15.500	197	43,638,875.14	16.28	636	80.17	8.287	95.72
15.501 - 16.000	163	32,292,319.88	12.05	649	80.28	8.768	89.16
16.001 - 16.500	86	15,462,294.86	5.77	636	81.03	9.247	85.80
16.501 - 17.000	61	9,405,718.23	3.51	639	82.43	9.715	74.18
17.001 - 17.500	20	2,939,919.75	1.10	559	84.43	10.254	100.00
17.501 - 18.000	13	2,393,561.87	0.89	556	83.34	10.762	100.00
18.001 - 18.500	2	119,449.94	0.04	547	78.11	11.127	100.00
18.501 - 19.000	2	115,166.39	0.04	546	80.00	11.731	100.00
19.001 - 19.500	1	58,384.19	0.02	521	80.00	12.250	100.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

GROSS MARGINS OF THE LOANS

Gross Margin (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	123	$24,152,660.89	9.01%	651	79.59%	7.175%	94.00%
3.501 - 4.000	4	580,542.16	0.22	668	80.00	6.332	100.00
4.501 - 5.000	5	1,315,772.48	0.49	673	80.00	6.556	39.33
5.501 - 6.000	267	60,947,529.59	22.74	637	80.28	7.516	97.89
6.001 - 6.500	797	178,892,607.51	66.74	644	80.32	8.121	92.97
6.501 - 7.000	8	1,770,984.39	0.66	640	80.25	8.586	100.00
7.001 - 7.500	2	384,461.10	0.14	561	77.70	10.509	100.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	123	$24,152,660.89	9.01%	651	79.59%	7.175%	94.00%
2007-10	4	864,039.45	0.32	654	80.00	7.091	68.70
2007-12	10	2,796,552.02	1.04	628	79.80	7.413	94.99
2008-01	86	23,383,766.06	8.72	632	80.12	7.620	100.00
2008-02	87	22,943,479.59	8.56	637	80.30	7.688	95.14
2008-03	814	179,037,738.78	66.79	644	80.35	8.174	93.11
2008-08	8	1,365,656.12	0.51	648	79.35	6.627	100.00
2008-09	51	9,138,570.77	3.41	650	80.17	6.340	91.26
2008-10	3	702,176.90	0.26	686	80.00	6.063	100.00
2008-11	1	287,489.73	0.11	607	80.00	7.300	100.00
2008-12	1	411,188.49	0.15	664	80.00	6.100	100.00
2009-01	3	340,730.25	0.13	600	81.66	8.888	100.00
2009-03	3	483,679.56	0.18	653	80.00	8.141	100.00
2010-11	4	663,571.00	0.25	637	79.93	6.583	100.00
2010-12	3	505,583.96	0.19	642	80.00	7.283	100.00
2011-01	2	614,387.26	0.23	661	80.00	6.731	100.00
2011-02	3	353,287.29	0.13	614	80.00	7.100	100.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	435	$105,607,378.09	39.40%	642	80.24%	7.991%	94.83%
12	53	14,902,630.09	5.56	656	79.81	7.911	93.97
24	603	127,636,895.31	47.62	642	80.31	7.940	93.49
36	115	19,897,654.65	7.42	644	80.02	7.063	92.71
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM	349	$55,846,480.24	20.83%	635	80.69%	8.582%	91.46%
2/28 ARM - 5 Yr IO	50	15,144,920.42	5.65	664	80.39	7.817	90.55
2/28 ARM- 40 Yr Am	602	158,034,175.24	58.96	642	80.17	7.893	95.15
3/27 ARM	65	11,690,083.35	4.36	652	80.06	6.432	93.17
3/27 ARM- 40 Yr Am	5	1,039,408.47	0.39	627	80.54	7.346	100.00
5/25 ARM	12	2,136,829.51	0.80	641	79.98	6.876	100.00
Balloon 40/30	34	6,878,048.95	2.57	648	80.49	8.135	98.55
Fixed - 20 Yr	2	346,799.51	0.13	653	80.00	7.878	100.00
Fixed - 30 Yr	68	12,483,840.84	4.66	654	79.02	6.516	94.79
Fixed - 30 Yr 5 Yr IO	19	4,443,971.60	1.66	651	79.77	7.485	84.25
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	1,153	$256,706,711.47	95.77%	644	80.20%	7.877%	93.97%
A+	40	9,299,017.64	3.47	619	81.50	7.934	93.18
A-	8	1,168,874.33	0.44	555	79.33	9.504	100.00
B	3	726,586.65	0.27	561	81.52	10.117	100.00
C	2	143,368.04	0.05	515	70.00	9.773	100.00
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

SILENT SECOND COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

DEBT-TO-INCOME RATIO OF THE LOANS

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
5.01 - 10.00	2	$350,170.10	0.13%	607	80.00%	8.473%	100.00%
10.01 - 15.00	3	322,936.93	0.12	645	80.00	8.441	100.00
15.01 - 20.00	7	734,384.24	0.27	647	79.63	7.979	100.00
20.01 - 25.00	23	4,822,400.17	1.80	654	80.43	7.682	87.75
25.01 - 30.00	57	8,948,807.63	3.34	644	80.97	7.966	92.46
30.01 - 35.00	101	18,186,789.44	6.78	636	80.36	7.781	95.70
35.01 - 40.00	174	34,795,933.92	12.98	634	80.28	7.946	92.98
40.01 - 45.00	269	59,370,629.74	22.15	651	80.05	7.983	92.50
45.01 - 50.00	528	131,196,785.45	48.95	643	80.35	7.886	95.12
50.01 - 55.00	39	8,657,562.31	3.23	627	78.90	7.375	92.83
55.01 - 60.00	3	658,158.20	0.25	647	75.46	8.296	77.28
Total:	1,206	$268,044,558.13	100.00%	643	80.24%	7.893%	93.99%

GROUP I COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	24	$490,279.00	0.22%	614	100.00%	10.426%	100.00%
25,001 - 50,000	61	2,246,404.40	1.00	633	94.34	10.657	97.18
50,001 - 75,000	116	7,336,665.00	3.25	595	83.49	9.798	90.42
75,001 - 100,000	172	15,159,870.00	6.72	609	80.56	8.669	89.83
100,001 - 125,000	184	20,850,928.00	9.25	603	79.02	8.381	93.46
125,001 - 150,000	173	23,798,992.00	10.55	608	79.55	8.269	90.85
150,001 - 175,000	92	14,849,239.00	6.58	606	79.79	8.042	87.86
175,001 - 200,000	88	16,507,599.00	7.32	606	79.72	8.153	86.43
200,001 - 250,000	131	29,941,285.00	13.28	607	78.02	8.147	90.11
250,001 - 300,000	121	33,380,689.00	14.80	605	78.37	7.892	86.16
300,001 - 400,000	136	46,933,545.00	20.81	603	79.35	7.864	92.74
400,001 - 500,000	25	10,812,350.00	4.79	609	79.08	7.530	96.07
500,001 - 600,000	6	3,220,550.00	1.43	621	79.26	8.236	82.89
Total:	1,329	$225,528,395.40	100.00%	606	79.47%	8.169%	90.31%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	25	$514,648.36	0.23%	613	100.00%	10.520%	100.00%
25,001 - 50,000	61	2,268,349.30	1.01	633	94.30	10.560	97.21
50,001 - 75,000	116	7,353,550.92	3.27	596	83.32	9.778	90.45
75,001 - 100,000	172	15,159,335.82	6.73	609	80.59	8.670	89.19
100,001 - 125,000	183	20,710,035.74	9.20	603	79.02	8.388	93.91
125,001 - 150,000	176	24,203,928.87	10.75	608	79.72	8.233	91.02
150,001 - 175,000	90	14,540,032.49	6.46	607	79.52	8.073	87.63
175,001 - 200,000	88	16,506,603.82	7.33	605	79.72	8.155	86.45
200,001 - 250,000	130	29,697,670.82	13.19	606	78.00	8.157	90.04
250,001 - 300,000	122	33,612,442.29	14.93	605	78.48	7.880	86.28
300,001 - 400,000	135	46,559,369.18	20.68	603	79.29	7.872	92.69
400,001 - 500,000	25	10,787,991.40	4.79	609	79.08	7.530	96.07
500,001 - 600,000	6	3,218,833.56	1.43	621	79.26	8.236	82.89
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
500 or less	4	$631,979.94	0.28%	500	73.70%	9.111%	100.00%
501 - 525	108	20,363,518.03	9.05	513	73.00	9.143	99.72
526 - 550	132	21,804,678.89	9.69	537	75.88	9.005	98.84
551 - 575	157	29,506,327.28	13.11	562	75.09	8.496	96.47
576 - 600	208	32,984,481.68	14.65	588	80.51	8.250	98.08
601 - 625	238	37,054,479.35	16.46	612	81.55	7.961	91.02
626 - 650	213	35,974,767.34	15.98	637	82.27	7.818	90.15
651 - 675	129	22,471,708.27	9.98	661	82.58	7.465	80.81
676 - 700	57	9,556,238.16	4.24	687	82.59	7.610	64.05
701 - 725	37	6,161,722.88	2.74	713	85.99	7.180	70.28
726 - 750	27	5,572,006.87	2.47	737	78.82	7.489	73.97
751 - 775	12	1,746,303.41	0.78	765	83.20	8.645	31.26
776 - 800	5	775,746.10	0.34	786	77.41	7.752	42.91
801 - 825	2	528,834.37	0.23	808	60.52	7.926	45.22
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

ORIGINAL TERM TO MATURITY OF THE LOANS

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
120 or less	1	$54,028.06	0.02%	657	59.14%	6.750%	100.00%
121 - 180	4	379,939.10	0.17	653	81.44	7.123	100.00
181 - 240	13	2,130,600.58	0.95	654	81.66	6.912	100.00
301 - 360	1,311	222,568,224.85	98.86	605	79.45	8.183	90.20
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

REMAINING TERM TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	5	$433,967.16	0.19%	654	78.66%	7.077%	100.00%
181 - 348	13	2,130,600.58	0.95	654	81.66	6.912	100.00
349 - 360	1,311	222,568,224.85	98.86	605	79.45	8.183	90.20
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

 GROUP I COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	1,023	$165,377,089.20	73.46%	604	79.64%	8.225%	92.11%
PUD - Detached	131	23,261,061.06	10.33	611	80.19	8.016	84.58
2-4 Unit	72	19,492,837.01	8.66	606	76.38	7.870	90.14
Condo	69	11,131,686.45	4.94	621	80.64	8.221	80.45
PUD - Attached	34	5,870,118.86	2.61	613	79.89	8.083	81.46
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	1,206	$203,314,885.30	90.31%	599	79.16%	8.114%	100.00%
Investment Prop.	71	12,269,698.12	5.45	655	84.36	8.940	0.00
Second Home	52	9,548,209.17	4.24	680	79.81	8.344	0.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi - Cashout	771	$155,352,315.41	69.00%	595	77.69%	8.072%	94.89%
Purchase	409	43,938,557.57	19.52	636	83.94	8.647	68.83
Refi - Rate/Term	149	25,841,919.60	11.48	616	82.59	7.937	99.26
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	42	$7,622,095.73	3.39%	584	43.89%	7.974%	98.69%
50.01 - 60.00	48	8,627,463.74	3.83	579	56.63	8.036	90.72
60.01 - 70.00	120	25,599,221.88	11.37	578	66.58	8.136	94.85
70.01 - 80.00	582	96,824,452.19	43.01	610	78.48	8.042	89.96
80.01 - 90.00	328	62,687,550.35	27.84	604	87.52	8.264	87.31
90.01 - 100.00	209	23,772,008.69	10.56	638	95.88	8.580	91.92
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	42	$7,622,095.73	3.39%	584	43.89%	7.974%	98.69%
50.01 - 60.00	48	8,627,463.74	3.83	579	56.63	8.036	90.72
60.01 - 70.00	120	25,599,221.88	11.37	578	66.58	8.136	94.85
70.01 - 75.00	102	20,370,927.91	9.05	581	73.88	8.135	96.40
75.01 - 80.00	184	34,322,452.34	15.25	586	79.39	8.098	94.12
80.01 - 85.00	119	24,461,905.11	10.87	588	84.48	8.279	92.02
85.01 - 90.00	183	35,512,591.82	15.77	619	89.56	8.153	83.09
90.01 - 95.00	122	21,886,552.57	9.72	630	93.09	8.031	91.51
95.01 - 100.00	409	46,729,581.49	20.76	642	82.39	8.330	84.96
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	161	$39,615,329.21	17.60%	605	74.55%	8.107%	91.81%
Florida	127	19,941,818.35	8.86	604	80.94	8.176	82.39
New York	64	18,212,313.19	8.09	607	77.81	7.646	95.27
New Jersey	71	16,729,960.42	7.43	603	78.90	8.040	94.54
Texas	124	12,084,509.14	5.37	609	81.31	8.275	90.61
Arizona	68	11,806,833.26	5.24	620	80.36	8.548	78.25
Illinois	62	10,640,269.73	4.73	627	83.36	7.776	92.06
Massachusetts	39	10,006,095.58	4.44	574	74.93	8.423	91.66
Maryland	38	8,424,737.21	3.74	584	74.63	8.088	100.00
Hawaii	20	6,477,504.98	2.88	627	78.03	7.865	74.39
Other	555	71,193,421.51	31.62	606	82.66	8.345	91.22
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%
Number of States Represented: 48 and The District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	405	$73,700,322.21	32.74%	621	78.97%	8.871%	78.96%
Full Doc - 2yr W2/Tax Returns	470	72,319,964.91	32.12	596	80.53	7.942	96.57
Full Doc - 1yr W2	391	67,343,976.98	29.91	596	78.93	7.743	96.46
Full Doc - 12 M BK STMTS	48	8,642,483.88	3.84	628	79.07	7.651	86.26
Limited Doc - 6 M BK STMTS	14	3,031,567.33	1.35	625	79.43	7.446	94.67
Full Doc - 24 M BK STMTS	1	94,477.27	0.04	712	90.00	8.600	0.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.001 - 5.500	3	$819,785.84	0.36%	710	79.10%	5.461%	100.00%
5.501 - 6.000	48	11,611,240.83	5.16	666	76.95	5.944	94.51
6.001 - 6.500	67	13,569,299.82	6.03	649	80.06	6.335	97.46
6.501 - 7.000	129	27,284,937.49	12.12	622	78.69	6.795	92.29
7.001 - 7.500	116	21,402,437.78	9.51	621	79.14	7.284	92.99
7.501 - 8.000	183	35,560,476.07	15.80	606	77.82	7.802	94.11
8.001 - 8.500	175	31,997,108.94	14.21	595	77.56	8.301	92.95
8.501 - 9.000	183	29,745,619.08	13.21	579	80.55	8.766	87.73
9.001 - 9.500	101	14,268,670.86	6.34	590	81.75	9.297	82.14
9.501 - 10.000	131	18,353,850.81	8.15	587	82.15	9.749	80.03
10.001 - 10.500	63	8,795,425.59	3.91	586	82.62	10.299	73.83
10.501 - 11.000	46	5,967,818.99	2.65	572	77.71	10.789	95.45
11.001 - 11.500	27	2,599,021.60	1.15	569	79.60	11.300	88.57
11.501 - 12.000	20	803,283.00	0.36	619	96.01	11.732	100.00
12.001 - 12.500	21	1,611,096.91	0.72	586	85.87	12.242	90.69
12.501 - 13.000	16	742,718.97	0.33	616	100.00	12.770	100.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	332	$42,477,926.90	18.87%	635	82.53%	7.452%	92.52%
11.501 - 12.000	1	145,497.62	0.06	654	80.00	5.900	100.00
12.001 - 12.500	3	819,785.84	0.36	710	79.10	5.461	100.00
12.501 - 13.000	14	3,249,061.62	1.44	638	77.17	5.827	89.48
13.001 - 13.500	34	6,806,086.33	3.02	648	78.98	6.355	97.41
13.501 - 14.000	70	17,288,151.81	7.68	620	76.74	6.811	94.59
14.001 - 14.500	88	17,199,729.54	7.64	621	78.15	7.315	92.19
14.501 - 15.000	172	34,103,572.02	15.15	606	77.80	7.810	94.64
15.001 - 15.500	153	29,303,445.34	13.02	596	77.48	8.305	92.31
15.501 - 16.000	161	27,398,204.57	12.17	575	80.01	8.781	88.73
16.001 - 16.500	94	13,384,844.25	5.95	589	82.01	9.302	82.72
16.501 - 17.000	101	16,839,924.22	7.48	588	81.81	9.750	78.87
17.001 - 17.500	49	7,901,486.44	3.51	581	81.38	10.307	73.21
17.501 - 18.000	33	5,084,410.80	2.26	554	74.65	10.791	94.66
18.001 - 18.500	16	2,174,577.23	0.97	559	76.55	11.303	87.77
18.501 - 19.000	2	137,738.83	0.06	541	77.50	11.850	100.00
19.001 - 19.500	6	818,349.21	0.36	547	73.07	12.193	81.67
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	332	$42,477,926.90	18.87%	635	82.53%	7.452%	92.52%
3.501 - 4.000	3	565,644.86	0.25	631	88.70	6.395	100.00
4.501 - 5.000	3	742,773.63	0.33	650	83.02	6.178	30.23
5.001 - 5.500	2	549,579.62	0.24	611	91.86	7.232	100.00
5.501 - 6.000	234	46,550,697.56	20.68	602	80.16	7.804	96.32
6.001 - 6.500	617	106,035,638.27	47.10	608	79.86	8.347	85.96
6.501 - 7.000	76	16,405,320.69	7.29	553	74.46	9.056	95.66
7.001 - 7.500	61	11,745,242.65	5.22	559	68.05	9.614	93.07
7.501 - 8.000	1	59,968.40	0.03	577	57.14	9.175	100.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	332	$42,477,926.90	18.87%	635	82.53%	7.452%	92.52%
2007-11	3	776,054.89	0.34	604	85.62	8.336	45.39
2007-12	16	3,670,828.00	1.63	544	75.49	8.139	100.00
2008-01	119	26,798,465.64	11.90	590	80.54	7.991	97.01
2008-02	85	17,457,468.59	7.75	590	80.14	8.321	97.22
2008-03	717	123,911,262.48	55.04	601	77.98	8.543	87.07
2008-08	6	757,992.21	0.34	646	82.76	6.471	78.89
2008-09	25	4,403,065.42	1.96	650	83.41	6.279	95.99
2008-10	5	1,317,096.09	0.59	651	87.05	6.560	74.04
2008-11	2	434,610.45	0.19	569	88.10	7.250	100.00
2008-12	3	708,536.02	0.31	577	80.07	7.495	100.00
2009-01	3	478,518.13	0.21	646	67.82	8.316	52.20
2009-03	4	536,479.97	0.24	554	78.32	9.443	100.00
2010-11	1	117,932.55	0.05	614	80.00	7.250	100.00
2010-12	5	964,894.96	0.43	635	79.45	6.756	100.00
2011-01	1	49,826.71	0.02	692	29.41	5.625	100.00
2011-02	2	271,833.56	0.12	618	76.69	6.792	100.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	503	$88,223,620.92	39.19%	601	79.41%	8.393%	92.78%
12	45	10,546,611.15	4.68	627	77.90	7.681	90.65
24	606	99,080,152.66	44.01	600	79.15	8.325	88.09
36	175	27,282,407.85	12.12	635	81.44	7.065	90.22
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM	402	$56,750,740.65	25.21%	597	78.67%	8.877%	87.50%
2/28 ARM - 5 Yr IO	19	3,632,371.98	1.61	665	80.73	7.714	83.73
2/28 ARM- 40 Yr Am	519	112,230,966.97	49.85	595	78.46	8.220	91.04
3/27 ARM	41	7,179,729.32	3.19	641	83.66	6.609	90.55
3/27 ARM- 40 Yr Am	7	1,456,568.97	0.65	597	77.88	7.719	84.30
5/25 ARM	9	1,404,487.79	0.62	632	77.19	6.764	100.00
BALLOON 40/30	47	7,655,710.34	3.40	626	75.41	7.889	95.41
Fixed - 10 Year	1	54,028.06	0.02	657	59.14	6.750	100.00
Fixed - 15 Year	4	379,939.10	0.17	653	81.44	7.123	100.00
Fixed - 20 Year	13	2,130,600.58	0.95	654	81.66	6.912	100.00
Fixed - 30 Year	267	32,257,648.82	14.33	636	84.33	7.389	91.25
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	980	$156,867,911.65	69.68%	622	81.05%	7.940%	88.07%
A+	128	24,596,843.91	10.93	587	81.26	8.135	94.80
A-	84	16,968,442.52	7.54	574	77.27	8.676	94.58
B	78	15,425,901.91	6.85	547	72.62	8.972	96.27
C	48	9,468,777.77	4.21	555	67.35	9.305	96.57
C-	11	1,804,914.82	0.80	552	61.03	10.929	100.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP I

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	1,221	$220,703,308.84	98.03%	605	79.07%	8.107%	90.14%
Second Lien	108	4,429,483.74	1.97	642	99.66	11.235	98.57
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
20.01 - 25.00	59	$7,183,445.45	3.19%	607	79.01%	8.561%	82.76%
25.01 - 30.00	110	15,677,982.98	6.96	610	77.66	8.154	84.65
30.01 - 35.00	146	22,555,834.45	10.02	606	78.97	8.007	91.10
35.01 - 40.00	211	34,146,327.37	15.17	613	79.24	8.076	91.64
40.01 - 45.00	284	46,122,471.43	20.49	610	80.90	8.163	88.96
45.01 - 50.00	423	79,091,036.75	35.13	606	81.57	8.314	90.52
50.01 - 55.00	89	18,642,279.91	8.28	578	70.19	7.885	96.13
55.01 - 60.00	7	1,713,414.24	0.76	594	75.26	7.157	100.00
Total:	1,329	$225,132,792.58	100.00%	606	79.47%	8.169%	90.31%

GROUP II COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	5	$250,000.00	0.11%	569	46.36%	9.198%	80.00%
50,001 - 75,000	102	6,582,849.00	2.88	587	79.88	9.110	83.78
75,001 - 100,000	137	12,069,202.00	5.27	596	77.99	8.605	88.96
100,001 - 125,000	136	15,387,192.00	6.72	592	81.26	8.736	89.64
125,001 - 150,000	118	16,223,180.00	7.09	606	79.47	8.074	88.12
150,001 - 175,000	122	19,968,753.00	8.73	606	80.15	8.254	90.34
175,001 - 200,000	111	20,841,586.00	9.11	605	79.58	8.138	91.14
200,001 - 250,000	141	31,684,982.39	13.84	609	81.25	8.117	91.83
250,001 - 300,000	133	36,341,674.00	15.88	609	81.69	7.834	87.15
300,001 - 400,000	155	53,445,129.20	23.35	612	83.56	8.015	84.46
400,001 - 500,000	24	10,648,300.00	4.65	620	84.92	7.741	95.37
500,001 - 600,000	10	5,417,500.00	2.37	629	84.05	7.222	89.30
Total:	1,194	$228,860,347.59	100.00%	608	81.47%	8.117%	88.47%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
25,001 - 50,000	5	$249,663.58	0.11%	569	46.36%	9.198%	80.00%
50,001 - 75,000	102	6,571,218.72	2.88	587	79.88	9.110	83.78
75,001 - 100,000	137	12,047,551.87	5.27	596	77.99	8.605	88.96
100,001 - 125,000	138	15,615,597.91	6.83	593	81.44	8.707	89.80
125,001 - 150,000	116	15,938,740.09	6.98	606	79.27	8.092	87.94
150,001 - 175,000	126	20,635,475.33	9.03	609	80.53	8.192	90.67
175,001 - 200,000	107	20,106,519.51	8.80	603	79.17	8.198	90.83
200,001 - 250,000	141	31,636,614.53	13.85	609	81.25	8.117	91.83
250,001 - 300,000	133	36,289,414.03	15.88	609	81.69	7.834	87.15
300,001 - 400,000	156	53,770,743.12	23.53	613	83.61	8.000	84.58
400,001 - 500,000	23	10,233,575.93	4.48	619	84.74	7.810	95.19
500,001 - 600,000	10	5,406,302.96	2.37	629	84.05	7.222	89.30
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
500 or less	4	$802,125.10	0.35%	500	74.69%	9.016%	100.00%
501 - 525	103	16,127,911.37	7.06	513	74.30	9.239	94.84
526 - 550	117	22,283,303.43	9.75	538	76.86	8.802	94.28
551 - 575	163	30,046,550.27	13.15	563	79.82	8.763	96.49
576 - 600	175	31,089,164.83	13.61	588	81.33	8.152	93.71
601 - 625	228	46,483,259.99	20.34	612	82.75	7.868	93.57
626 - 650	174	32,220,534.04	14.10	637	83.39	7.836	85.48
651 - 675	114	24,022,852.33	10.51	661	84.45	7.542	83.23
676 - 700	55	12,225,397.61	5.35	686	84.93	7.133	77.08
701 - 725	25	5,491,414.29	2.40	714	86.17	7.495	60.88
726 - 750	19	4,363,907.14	1.91	736	83.78	7.426	36.19
751 - 775	10	2,125,525.16	0.93	763	82.68	7.289	56.86
776 - 800	7	1,219,472.05	0.53	781	85.96	8.253	28.60
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

ORIGINAL TERM TO MATURITY OF THE LOANS

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
121 - 180	3	$211,538.53	0.09%	632	89.53%	7.418%	69.22%
181 - 240	6	618,558.55	0.27	638	79.17	6.891	100.00
241 - 300	1	227,648.69	0.10	604	85.00	7.550	100.00
301 - 360	1,184	227,443,671.84	99.54	607	81.47	8.122	88.45
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

REMAINING TERM TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	3	$211,538.53	0.09%	632	89.53%	7.418%	69.22%
181 - 348	7	846,207.23	0.37	629	80.74	7.068	100.00
349 - 360	1,184	227,443,671.84	99.54	607	81.47	8.122	88.45
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	920	$165,714,599.09	72.52%	604	81.14%	8.145%	91.18%
2-4 Unit	73	21,586,970.72	9.45	617	81.99	7.891	79.18
PUD - Detached	100	21,371,016.86	9.35	609	82.01	8.150	83.16
Condo	75	15,185,658.08	6.65	625	83.25	8.108	80.41
PUD - Attached	26	4,643,172.85	2.03	614	82.86	8.061	85.88
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	1,056	$202,164,233.38	88.47%	601	81.25%	8.053%	100.00%
Investment Prop.	101	18,110,898.89	7.93	645	83.19	8.881	0.00
Second Home	37	8,226,285.33	3.60	675	83.23	8.027	0.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Refi. - Cashout	764	$154,665,102.27	67.69%	597	80.15%	8.136%	92.56%
Purchase	288	48,137,373.93	21.07	639	84.15	8.306	69.66
Refi. - Rate/Term	142	25,698,941.40	11.25	612	84.41	7.652	99.12
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	36	$4,928,819.91	2.16%	583	38.48%	8.037%	88.83%
50.01 - 60.00	35	6,259,773.08	2.74	591	56.29	8.240	84.64
60.01 - 70.00	99	17,623,076.80	7.71	572	66.47	8.213	86.06
70.01 - 80.00	466	84,556,560.57	37.00	606	78.58	7.977	92.80
80.01 - 90.00	434	90,205,511.06	39.48	609	87.49	8.217	86.17
90.01 - 100.00	124	24,927,676.17	10.91	640	94.97	8.151	84.74
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	36	$4,928,819.91	2.16%	583	38.48%	8.037%	88.83%
50.01 - 60.00	34	6,110,222.60	2.67	587	56.20	8.258	86.71
60.01 - 70.00	96	17,404,408.77	7.62	572	66.44	8.201	85.88
70.01 - 75.00	87	16,819,049.58	7.36	567	74.24	8.441	98.93
75.01 - 80.00	171	31,893,065.42	13.96	594	79.30	8.200	92.38
80.01 - 85.00	175	36,016,046.38	15.76	588	84.35	8.139	93.25
85.01 - 90.00	244	52,141,225.09	22.82	624	89.55	8.223	81.32
90.01 - 95.00	131	25,897,781.48	11.33	638	93.83	8.154	82.17
95.01 - 100.00	220	37,290,798.37	16.32	636	80.79	7.656	91.63
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	155	$42,312,791.99	18.52%	615	77.15%	7.861%	82.65%
New York	71	21,031,135.92	9.20	611	81.97	7.777	90.20
Florida	115	20,112,154.35	8.80	597	80.66	8.375	86.59
New Jersey	68	15,485,508.75	6.78	611	81.84	8.206	90.56
Maryland	57	13,523,338.42	5.92	602	81.23	7.906	96.28
Massachusetts	46	12,282,505.32	5.38	579	80.58	8.389	96.98
Arizona	47	9,207,916.29	4.03	607	81.76	8.436	84.51
Texas	84	8,651,760.23	3.79	596	80.99	8.812	82.36
Illinois	44	7,705,797.92	3.37	619	84.73	8.029	91.05
Hawaii	22	7,505,865.36	3.28	650	86.36	7.017	80.21
Other	485	70,682,643.05	30.93	607	83.42	8.273	90.41
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%
Number of States Represented: 46

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	343	$72,727,912.02	31.83%	623	80.57%	8.734%	80.00%
Full Doc - 2yr W2/Tax Returns	391	69,775,198.34	30.54	598	81.68	7.884	94.68
Full Doc - 1yr W2	375	67,661,704.46	29.61	599	81.93	7.782	94.19
Full Doc - 12 M BK STMTS	64	14,058,368.12	6.15	611	82.54	7.760	75.50
Limited Doc - 6 M BK STMTS	17	3,522,349.48	1.54	619	83.58	8.035	85.16
Full Doc - 24 M BK STMTS	4	755,885.18	0.33	628	79.55	7.476	76.07
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.001 - 5.500	4	$949,661.25	0.42%	699	82.26%	5.434%	100.00%
5.501 - 6.000	41	9,504,201.03	4.16	669	80.44	5.957	94.04
6.001 - 6.500	67	14,958,676.41	6.55	653	82.03	6.307	93.59
6.501 - 7.000	128	27,418,771.72	12.00	629	80.85	6.800	89.15
7.001 - 7.500	129	26,880,444.81	11.76	621	80.95	7.275	93.45
7.501 - 8.000	161	33,009,083.84	14.45	608	80.64	7.787	91.99
8.001 - 8.500	164	33,046,319.31	14.46	593	82.66	8.292	90.96
8.501 - 9.000	181	32,048,814.20	14.03	584	80.75	8.781	89.55
9.001 - 9.500	87	15,011,841.12	6.57	578	81.75	9.275	79.75
9.501 - 10.000	102	16,633,607.17	7.28	595	83.45	9.755	77.58
10.001 - 10.500	59	9,176,251.81	4.02	602	83.63	10.289	67.72
10.501 - 11.000	43	6,476,654.17	2.83	576	81.59	10.708	81.01
11.001 - 11.500	14	1,872,814.73	0.82	555	77.71	11.264	92.79
11.501 - 12.000	10	1,085,293.75	0.47	529	74.36	11.689	100.00
12.001 - 12.500	4	428,982.29	0.19	555	83.45	12.191	100.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	252	$45,353,730.19	19.85%	641	82.28%	7.049%	88.64%
11.501 - 12.000	1	159,815.94	0.07	679	80.00	5.975	100.00
12.001 - 12.500	4	949,661.25	0.42	699	82.26	5.434	100.00
12.501 - 13.000	7	1,245,069.68	0.54	628	82.24	5.771	100.00
13.001 - 13.500	27	6,234,796.28	2.73	645	82.51	6.348	97.88
13.501 - 14.000	66	16,356,555.99	7.16	622	79.35	6.819	91.67
14.001 - 14.500	93	20,497,636.45	8.97	615	80.62	7.294	96.34
14.501 - 15.000	137	29,204,188.95	12.78	606	80.30	7.805	92.48
15.001 - 15.500	150	31,135,265.84	13.63	592	82.79	8.293	90.41
15.501 - 16.000	163	29,842,173.45	13.06	583	80.44	8.780	90.39
16.001 - 16.500	82	14,152,804.52	6.19	578	81.66	9.271	78.52
16.501 - 17.000	94	15,497,135.60	6.78	595	82.92	9.770	75.94
17.001 - 17.500	52	8,417,292.39	3.68	604	83.38	10.283	67.23
17.501 - 18.000	40	6,200,464.88	2.71	578	81.99	10.709	80.16
18.001 - 18.500	13	1,799,698.85	0.79	556	78.43	11.258	92.50
18.501 - 19.000	9	1,026,145.08	0.45	528	74.03	11.671	100.00
19.001 - 19.500	4	428,982.29	0.19	555	83.45	12.191	100.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	252	$45,353,730.19	19.85%	641	82.28%	7.049%	88.64%
3.501 - 4.000	4	635,300.96	0.28	691	81.39	6.122	100.00
4.001 - 4.500	1	68,225.63	0.03	575	65.00	11.000	100.00
4.501 - 5.000	3	791,242.18	0.35	555	71.93	6.724	100.00
5.501 - 6.000	240	48,391,668.82	21.18	609	83.11	7.911	89.65
6.001 - 6.500	562	110,200,856.09	48.23	602	82.11	8.451	86.73
6.501 - 7.000	73	13,684,299.73	5.99	572	76.14	8.876	91.37
7.001 - 7.500	57	9,230,612.52	4.04	555	70.41	9.546	95.92
7.501 - 8.000	1	69,526.12	0.03	564	65.00	11.175	100.00
8.501 - 9.000	1	75,955.36	0.03	502	77.95	8.650	100.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
0000-00	252	$45,353,730.19	19.85%	641	82.28%	7.049%	88.64%
2007-10	5	933,068.70	0.41	619	81.79	7.624	71.01
2007-11	1	69,295.39	0.03	602	80.00	8.275	100.00
2007-12	22	4,638,815.13	2.03	587	79.62	7.932	96.55
2008-01	127	26,754,325.68	11.71	581	80.99	8.127	95.51
2008-02	96	21,387,446.41	9.36	604	83.65	8.046	96.19
2008-03	641	120,133,955.74	52.57	600	80.86	8.622	86.07
2008-08	9	1,409,301.19	0.62	644	85.01	7.075	61.46
2008-09	18	3,558,416.63	1.56	643	79.95	6.206	83.74
2008-10	3	591,150.94	0.26	579	91.01	7.000	100.00
2008-11	2	342,297.31	0.15	603	95.00	8.565	65.42
2008-12	3	940,818.11	0.41	595	91.45	7.875	100.00
2009-01	3	747,292.02	0.33	624	80.26	8.361	10.70
2009-03	5	506,072.73	0.22	563	77.36	9.104	81.78
2010-11	3	523,730.59	0.23	670	78.54	6.856	100.00
2010-12	1	191,383.35	0.08	578	78.05	7.150	100.00
2011-01	1	159,171.56	0.07	640	72.73	6.650	100.00
2011-02	2	261,145.92	0.11	616	80.00	7.214	100.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	449	$89,848,374.65	39.32%	603	82.16%	8.443%	88.86%
12	43	10,706,870.12	4.69	626	80.53	7.819	84.43
24	510	93,900,980.21	41.09	597	80.56	8.278	89.88
36	192	34,045,192.62	14.90	642	82.50	6.910	84.85
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM	361	$56,019,058.70	24.52%	590	79.17%	8.955%	85.41%
2/28 ARM - 5 Yr IO	45	10,358,116.37	4.53	633	84.44	7.723	90.32
2/28 ARM- 40 Yr Am	486	107,539,731.99	47.06	598	81.93	8.259	90.69
3/27 ARM	37	6,675,348.17	2.92	631	82.50	6.864	72.67
3/27 ARM- 40 Yr Am	6	1,420,000.76	0.62	595	88.10	8.146	87.65
5/25 ARM	7	1,135,431.42	0.50	638	77.98	6.959	100.00
BALLOON 40/30	43	7,018,004.36	3.07	621	82.61	8.282	93.17
Fixed - 15 Year	3	211,538.53	0.09	632	89.53	7.418	69.22
Fixed - 20 Year	6	618,558.55	0.27	638	79.17	6.891	100.00
Fixed - 25 Year	1	227,648.69	0.10	604	85.00	7.550	100.00
Fixed - 30 Year	171	31,466,647.03	13.77	647	82.75	6.773	85.63
Fixed - 30 Year - 5 Yr IO	28	5,811,333.03	2.54	637	79.27	7.041	98.54
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	840	$162,503,022.27	71.12%	621	82.71%	7.886%	86.10%
A+	142	29,309,068.81	12.83	586	81.14	8.302	93.07
A-	75	14,427,550.67	6.31	576	80.46	8.667	94.21
B	61	11,078,184.62	4.85	562	77.53	8.780	96.55
C	69	10,230,028.02	4.48	559	70.44	9.486	95.09
C-	7	953,563.21	0.42	529	60.44	11.182	100.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP II COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
0.01 - 5.00	2	$384,640.83	0.17%	532	90.00%	8.834%	82.58%
5.01 - 10.00	7	1,234,104.88	0.54	590	82.25	8.504	60.64
10.01 - 15.00	18	2,316,964.12	1.01	627	82.90	9.189	46.68
15.01 - 20.00	48	7,112,436.85	3.11	596	75.21	7.981	80.63
20.01 - 25.00	34	5,903,878.10	2.58	621	85.11	8.022	88.45
25.01 - 30.00	71	11,745,094.31	5.14	604	80.83	8.177	81.78
30.01 - 35.00	136	25,637,105.98	11.22	607	79.89	8.050	90.88
35.01 - 40.00	181	34,059,511.88	14.91	606	81.28	8.012	93.57
40.01 - 45.00	214	41,570,791.04	18.19	615	81.95	8.091	88.60
45.01 - 50.00	389	81,225,528.72	35.55	612	83.49	8.160	88.80
50.01 - 55.00	91	16,837,445.83	7.37	575	75.14	8.162	89.12
55.01 - 60.00	2	374,490.54	0.16	647	66.19	7.950	60.07
70.01 - 75.00	1	99,424.53	0.04	630	76.92	7.075	100.00
Total:	1,194	$228,501,417.60	100.00%	608	81.47%	8.117%	88.47%

GROUP III COLLATERAL

PRINCIPAL BALANCE AT ORIGINATION

Principal Balance at Origination ($)	Number of Loans	Aggregate Original Principal Balance	% of Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	135	$2,755,629.00	0.60%	617	99.88%	11.169%	98.49%
25,001 - 50,000	298	10,468,159.40	2.30	624	98.91	11.455	92.96
50,001 - 75,000	230	14,251,796.00	3.12	613	90.49	10.626	85.05
75,001 - 100,000	212	18,378,411.00	4.03	626	89.46	10.075	95.37
100,001 - 125,000	125	14,104,098.00	3.09	632	88.45	9.626	93.83
125,001 - 150,000	114	15,498,718.00	3.40	611	85.37	9.385	95.58
150,001 - 175,000	108	17,398,432.79	3.81	613	82.86	8.865	93.45
175,001 - 200,000	76	14,231,913.00	3.12	613	80.38	8.326	98.71
200,001 - 250,000	152	34,221,024.00	7.50	624	82.56	8.278	95.43
250,001 - 300,000	153	42,141,288.00	9.24	621	81.66	8.087	98.10
300,001 - 400,000	224	78,254,973.00	17.16	630	81.75	8.076	98.71
400,001 - 500,000	215	97,359,055.00	21.35	630	82.03	8.013	95.79
500,001 - 600,000	100	54,576,048.00	11.97	636	83.12	7.763	93.08
600,001 - 700,000	39	24,983,423.00	5.48	649	83.81	7.743	86.91
700,001 or greater	22	17,483,634.15	3.83	646	84.54	7.739	100.00
Total:	2,203	$456,106,602.34	100.00%	628	83.66%	8.397%	95.36%

REMAINING PRINCIPAL BALANCES OF THE LOANS

Remaining Principal Balance($)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
1 - 25,000	138	$2,827,200.38	0.62%	617	99.88%	11.216%	98.53%
25,001 - 50,000	296	10,430,521.10	2.29	624	98.77	11.430	92.94
50,001 - 75,000	230	14,261,167.86	3.13	613	90.38	10.622	85.07
75,001 - 100,000	211	18,282,898.76	4.01	627	89.60	10.082	95.35
100,001 - 125,000	125	14,087,728.46	3.09	632	88.45	9.626	93.83
125,001 - 150,000	115	15,632,819.11	3.43	611	85.32	9.351	95.62
150,001 - 175,000	107	17,224,306.17	3.78	613	82.88	8.892	93.40
175,001 - 200,000	77	14,412,211.68	3.16	614	80.43	8.307	98.73
200,001 - 250,000	151	33,978,560.10	7.46	624	82.55	8.285	95.40
250,001 - 300,000	154	42,385,509.78	9.30	621	81.65	8.073	98.12
300,001 - 400,000	223	77,881,857.93	17.10	630	81.76	8.083	98.70
400,001 - 500,000	215	97,255,610.25	21.35	630	82.03	8.013	95.79
500,001 - 600,000	100	54,487,500.76	11.96	636	83.12	7.763	93.08
600,001 - 700,000	39	24,949,295.87	5.48	649	83.81	7.743	86.91
700,001 or greater	22	17,468,383.10	3.83	646	84.54	7.739	100.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

FICO SCORES

Fico Scores	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
500 or less	2	$644,433.58	0.14%	500	82.93%	9.246%	100.00%
501 - 525	84	15,810,780.26	3.47	514	77.21	9.352	97.85
526 - 550	109	22,859,197.44	5.02	536	78.40	8.912	99.33
551 - 575	161	37,734,538.62	8.28	561	80.97	8.815	96.49
576 - 600	435	61,124,069.89	13.42	588	84.77	8.726	98.84
601 - 625	370	75,751,470.35	16.63	614	84.93	8.181	97.77
626 - 650	432	96,389,509.67	21.16	638	83.62	8.246	95.82
651 - 675	249	55,811,737.79	12.25	662	84.96	8.199	92.72
676 - 700	162	43,950,641.74	9.65	687	85.07	8.117	89.57
701 - 725	98	22,449,112.70	4.93	712	85.82	8.191	90.70
726 - 750	52	12,439,492.13	2.73	738	82.14	8.095	93.76
751 - 775	31	7,314,751.26	1.61	761	83.55	8.306	96.67
776 - 800	18	3,285,835.88	0.72	790	84.54	8.395	65.36
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

ORIGINAL TERM TO MATURITY OF THE LOANS

Original Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
121 - 180	6	$867,242.63	0.19%	672	76.86%	7.334%	100.00%
181 - 240	1	78,410.69	0.02	628	92.44	6.850	100.00
301 - 360	2,196	454,619,918.00	99.79	628	83.67	8.399	95.35
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

REMAINING TERM TO MATURITY OF THE LOANS

Remaining Term (in months)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
180 or less	6	$867,242.63	0.19%	672	76.86%	7.334%	100.00%
181 - 348	1	78,410.69	0.02	628	92.44	6.850	100.00
349 - 360	2,196	454,619,918.00	99.79	628	83.67	8.399	95.35
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

PROPERTY TYPES OF THE LOANS

Property Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Single Family	1,567	$309,937,883.11	68.03%	625	83.38%	8.401%	96.68%
PUD - Detached	257	59,404,166.14	13.04	623	84.29	8.454	93.21
2-4 Unit	142	45,928,570.76	10.08	649	83.99	8.170	96.81
Condo	176	31,696,568.09	6.96	643	84.79	8.515	84.45
PUD - Attached	61	8,598,383.22	1.89	631	83.53	8.615	95.08
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

OCCUPANCY STATUS OF THE LOANS

Occupancy Status	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Primary Resid.	2,082	$434,433,235.75	95.36%	627	83.60%	8.362%	100.00%
Second Home	67	10,910,862.56	2.40	672	85.50	9.090	0.00
Investment Prop.	54	10,221,473.00	2.24	654	84.24	9.136	0.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

PURPOSE OF THE LOANS

Purpose	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Purchase	1,450	$267,083,547.30	58.63%	645	84.63%	8.551%	95.44%
Refi. - Cashout	654	166,886,525.31	36.63	604	82.30	8.206	95.13
Refi. - Rate/Term	99	21,595,498.72	4.74	615	82.20	7.957	96.17
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

ORIGINAL LOAN-TO-VALUE RATIO OF THE LOANS

Original Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	18	$3,144,029.39	0.69%	625	38.02%	8.078%	96.82%
50.01 - 60.00	21	3,658,802.70	0.80	601	56.61	7.831	97.51
60.01 - 70.00	75	19,972,063.79	4.38	590	66.26	7.981	97.04
70.01 - 80.00	810	230,254,823.48	50.54	636	79.34	7.919	95.97
80.01 - 90.00	411	118,348,254.87	25.98	609	87.62	8.332	93.81
90.01 - 100.00	868	80,187,597.09	17.60	647	97.60	10.005	95.32
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

COMBINED LOAN-TO-VALUE RATIO OF THE LOANS

Combined Loan to Value Ratio of Loans (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
50.00 or less	17	$2,846,465.45	0.62%	616	38.19%	8.296%	96.49%
50.01 - 60.00	21	3,658,802.70	0.80	601	56.61	7.831	97.51
60.01 - 70.00	75	19,972,063.79	4.38	590	66.26	7.981	97.04
70.01 - 75.00	76	20,334,334.97	4.46	584	73.28	8.078	94.32
75.01 - 80.00	136	38,349,874.10	8.42	605	79.39	8.148	91.92
80.01 - 85.00	146	40,905,043.61	8.98	585	84.65	8.414	92.57
85.01 - 90.00	223	67,812,970.09	14.89	624	89.48	8.211	93.68
90.01 - 95.00	152	44,556,576.26	9.78	633	92.48	8.365	96.36
95.01 - 100.00	1,357	217,129,440.34	47.66	650	84.23	8.581	96.71
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

Geographic Distribution by Balance	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
California	571	$157,712,680.88	34.62%	645	84.23%	8.388%	96.00%
New York	142	55,423,201.32	12.17	645	83.12	7.814	98.07
Florida	204	37,310,383.21	8.19	615	82.03	8.635	88.85
New Jersey	92	28,372,755.51	6.23	620	83.75	8.354	97.69
Maryland	59	16,049,142.56	3.52	601	82.13	8.146	100.00
Texas	138	12,984,636.33	2.85	608	82.64	8.513	92.27
Nevada	49	12,516,446.80	2.75	640	85.08	8.403	100.00
Massachusetts	42	12,122,816.62	2.66	587	82.41	8.511	99.40
Illinois	71	11,702,491.83	2.57	619	82.48	8.231	94.71
Arizona	69	11,478,773.02	2.52	616	83.22	9.083	81.32
Other	766	99,892,243.24	21.93	614	84.20	8.608	94.89
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%
Number of States Represented: 49 and The District of Columbia

LOAN PROGRAMS OF THE MORTGAGE LOANS

Program	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Stated Doc	920	$223,930,594.93	49.15%	647	83.55%	8.798%	93.94%
Full Doc - 2yr W2/Tax Returns	662	98,071,448.06	21.53	609	83.19	8.073	96.23
Full Doc - 1yr W2	429	87,363,674.02	19.18	606	83.65	7.814	98.01
Full Doc - 12 M Bk Stmts	150	36,499,676.44	8.01	625	85.40	8.217	94.32
Limited Doc - 6 M Bk Stmts	36	9,180,572.65	2.02	623	83.96	8.200	100.00
Full Doc - 24 M Bk Stmts	6	519,605.22	0.11	592	95.01	10.593	87.90
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

CURRENT MORTGAGE RATES OF THE LOANS

Mortgage Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
5.001 - 5.500	6	$1,848,175.39	0.41%	638	76.94%	5.433%	100.00%
5.501 - 6.000	37	14,883,877.70	3.27	663	80.80	5.917	100.00
6.001 - 6.500	75	26,144,730.27	5.74	660	81.55	6.290	94.03
6.501 - 7.000	112	34,799,196.65	7.64	643	81.32	6.820	96.88
7.001 - 7.500	143	47,356,426.97	10.40	633	80.60	7.304	99.22
7.501 - 8.000	259	82,319,995.44	18.07	634	81.19	7.763	97.52
8.001 - 8.500	244	65,160,077.24	14.30	622	81.75	8.293	98.62
8.501 - 9.000	250	62,650,239.15	13.75	624	83.36	8.783	94.36
9.001 - 9.500	142	34,613,234.94	7.60	609	83.81	9.262	88.61
9.501 - 10.000	222	30,364,286.02	6.67	598	86.31	9.796	89.95
10.001 - 10.500	87	12,030,886.53	2.64	605	89.01	10.283	93.01
10.501 - 11.000	97	11,283,737.89	2.48	624	89.99	10.788	82.01
11.001 - 11.500	107	8,870,381.64	1.95	654	95.67	11.270	96.17
11.501 - 12.000	125	8,215,807.79	1.80	629	98.51	11.801	92.76
12.001 - 12.500	130	7,530,009.78	1.65	628	98.67	12.289	95.74
12.501 - 13.000	101	5,120,775.14	1.12	621	99.74	12.720	94.74
13.001 - 13.500	50	1,755,096.61	0.39	609	100.00	13.218	93.91
13.501 - 14.000	13	534,782.95	0.12	616	100.00	13.749	74.07
14.001 - 14.500	3	83,853.21	0.02	600	100.00	14.305	100.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

MAXIMUM RATES OF THE LOANS

Maximum Rate(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	919	$85,821,277.98	18.84%	651	90.58%	9.193%	95.12%
12.001 - 12.500	6	1,848,175.39	0.41	638	76.94	5.433	100.00
12.501 - 13.000	13	5,277,305.73	1.16	638	81.88	5.816	100.00
13.001 - 13.500	33	12,533,701.65	2.75	657	80.60	6.339	91.60
13.501 - 14.000	90	30,681,710.84	6.73	642	81.01	6.829	97.39
14.001 - 14.500	128	43,743,274.61	9.60	633	80.68	7.305	99.32
14.501 - 15.000	241	76,967,864.27	16.90	633	81.10	7.767	98.43
15.001 - 15.500	213	63,329,994.31	13.90	622	81.66	8.294	98.78
15.501 - 16.000	216	58,713,109.28	12.89	623	83.45	8.785	94.05
16.001 - 16.500	132	33,203,532.29	7.29	607	83.55	9.261	87.81
16.501 - 17.000	109	24,872,558.16	5.46	589	83.99	9.783	89.21
17.001 - 17.500	47	9,352,384.48	2.05	584	86.12	10.282	94.83
17.501 - 18.000	35	6,438,147.74	1.41	577	82.66	10.748	72.59
18.001 - 18.500	11	1,409,027.16	0.31	565	75.97	11.290	91.93
18.501 - 19.000	7	1,164,414.94	0.26	612	90.34	11.689	80.98
19.001 - 19.500	3	209,092.49	0.05	514	72.53	12.181	100.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROSS MARGINS OF THE LOANS

Gross Margin(%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	919	$85,821,277.98	18.84%	651	90.58%	9.193%	95.12%
4.501 - 5.000	5	1,323,776.66	0.29	664	82.79	7.035	53.02
5.501 - 6.000	312	96,162,996.39	21.11	621	82.19	7.824	96.56
6.001 - 6.500	870	245,470,235.16	53.88	629	82.46	8.287	95.74
6.501 - 7.000	60	18,802,446.57	4.13	591	80.04	8.807	90.22
7.001 - 7.500	36	7,544,947.50	1.66	559	72.25	9.413	90.46
7.501 - 8.000	1	439,891.06	0.10	559	80.00	8.500	100.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

MONTHS OF NEXT RATE ADJUSTMENT OF THE LOANS

Months of Next Rate Adjustment (YYYY-MM)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
Fixed Rate Loans	919	$85,821,277.98	18.84%	651	90.58%	9.193%	95.12%
2007-10	3	847,400.00	0.19	663	85.63	5.936	100.00
2007-11	1	70,609.70	0.02	592	80.00	9.150	100.00
2007-12	22	8,817,028.88	1.94	616	87.49	7.412	98.41
2008-01	154	51,645,914.03	11.34	613	82.59	8.084	93.35
2008-02	113	38,522,189.98	8.46	617	82.51	8.016	97.54
2008-03	920	251,858,905.42	55.28	625	81.77	8.384	95.75
2008-04	1	652,543.00	0.14	751	78.15	8.625	100.00
2008-08	6	1,545,262.52	0.34	626	84.91	7.187	100.00
2008-09	33	7,727,827.04	1.70	650	81.48	6.405	91.95
2008-10	4	669,479.48	0.15	676	88.63	7.608	88.69
2008-11	1	287,489.73	0.06	607	80.00	7.300	100.00
2008-12	4	1,255,223.77	0.28	601	74.69	7.305	100.00
2009-01	9	2,774,599.87	0.61	633	81.75	8.200	84.87
2009-03	6	880,725.63	0.19	598	77.76	9.254	80.77
2010-11	2	353,500.66	0.08	622	80.00	6.270	100.00
2010-12	2	687,837.74	0.15	704	71.09	6.219	37.42
2011-01	3	1,147,755.89	0.25	659	79.39	6.507	100.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

Original Number of Months to Expiration	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
No Penalty	849	$178,269,858.19	39.13%	626	83.76%	8.636%	94.56%
12	80	24,977,779.36	5.48	647	84.65	8.231	97.79
24	1,031	212,256,195.81	46.59	625	83.44	8.372	96.18
36	243	40,061,737.96	8.79	646	83.81	7.566	93.10
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

PRODUCT TYPES OF THE LOANS

Product Type	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
2/28 ARM	424	$83,672,390.74	18.37%	616	81.91%	8.888%	90.39%
2/28 ARM - 5 Yr IO	54	21,546,942.55	4.73	654	84.03	7.850	97.89
2/28 ARM- 40 Yr Am	736	247,195,257.72	54.26	622	82.02	8.097	97.28
3/27 ARM	49	10,823,294.67	2.38	644	82.11	6.823	91.99
3/27 ARM- 40 Yr Am	14	4,317,313.37	0.95	622	79.58	7.880	90.28
5/25 ARM	7	2,189,094.29	0.48	667	76.88	6.378	80.34
BALLOON 40/30	38	8,907,788.08	1.96	623	80.73	8.247	98.05
Fixed - 15 Yr	6	867,242.63	0.19	672	76.86	7.334	100.00
Fixed - 20 Yr	1	78,410.69	0.02	628	92.44	6.850	100.00
Fixed - 30 Yr	862	71,181,361.96	15.62	654	92.65	9.461	95.34
Fixed - 30 Yr 5 Yr IO	12	4,786,474.62	1.05	651	80.58	7.358	85.38
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

CREDIT GRADE

Credit Grade	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
AA	1,929	$386,023,026.75	84.73%	637	84.44%	8.342%	95.60%
A+	109	30,397,284.03	6.67	603	83.22	8.340	95.76
A-	80	21,057,308.23	4.62	567	80.40	8.795	91.31
B	38	9,421,987.29	2.07	572	72.75	8.893	90.83
C	45	7,656,441.46	1.68	553	72.31	9.435	97.87
C-	2	1,009,523.56	0.22	591	57.56	10.283	100.00
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

GROUP III COLLATERAL

LIEN POSITION

Lien Position	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
First Lien	1,447	$413,154,393.49	90.69%	626	82.00%	8.080%	95.41%
Second Lien	756	42,411,177.83	9.31	649	99.85	11.484	94.84
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

DTI RATIO

DTI Ratio (%)	Number of Loans	Aggregate Remaining Principal Balance	% of Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	Weighted Average % Owner Occupied
0.01 - 5.00	2	$157,945.11	0.03%	696	97.28%	10.698%	45.57%
5.01 - 10.00	5	1,440,166.41	0.32	632	84.09	7.585	100.00
10.01 - 15.00	11	2,447,327.58	0.54	615	88.28	8.716	97.50
15.01 - 20.00	19	3,011,004.17	0.66	584	80.11	8.752	79.41
20.01 - 25.00	50	7,964,349.76	1.75	632	82.01	8.041	91.08
25.01 - 30.00	114	15,327,762.70	3.36	627	84.00	8.553	86.91
30.01 - 35.00	181	31,597,667.54	6.94	621	82.56	8.322	93.66
35.01 - 40.00	325	61,303,161.37	13.46	621	83.92	8.497	95.69
40.01 - 45.00	506	102,331,181.61	22.46	637	84.40	8.574	94.94
45.01 - 50.00	879	200,911,537.31	44.10	631	84.39	8.364	97.08
50.01 - 55.00	99	26,608,878.55	5.84	607	76.58	7.911	94.53
55.01 - 60.00	12	2,464,589.20	0.54	647	79.73	7.234	79.41
Total:	2,203	$455,565,571.32	100.00%	628	83.66%	8.397%	95.36%

Credit Suisse Team

	NAME	PHONE EXTENSION
Asset Finance:	Banking
	Boris Grinberg	(5-4375)
	Lloyd Brown	(5-4968)
	Plern Bonython	(6-0540)
	Julian Torres	(5-2940)

Structuring
	Balazs Foldvari	(6-3549)

Collateral
	Amit Sharma	(5-5180)

Asset-Backed Syndicate:	Tricia Hazelwood	(5-8549)
	Melissa Simmons	(5-8549)
	James Drvostep	(5-8549)
	Garrett Smith	(5-8549)

Rating Agency Contacts

	NAME	PHONE NUMBER
Standard & Poor’s:	Rebecca Neary	212-438-3026
Fitch:	Ben Katzburg	212-908-0261
Moody’s:	Gulmira Karaguishiyeva	201-395-6354
DBRS:	Quincy Tang	212-806-3256